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                                                                Exhibit 99(d)(1)



                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                                NRT INCORPORATED

                         TIMBER ACQUISITION CORPORATION

                                       and

                           THE DEWOLFE COMPANIES, INC.

                                   Dated as of

                                 August 12, 2002

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                                TABLE OF CONTENTS
                                -----------------

                                                                            PAGE
                                                                            ----

                                    ARTICLE I
                                   DEFINITIONS

                                   ARTICLE II
                              THE OFFER AND MERGER

SECTION 2.1 THE OFFER........................................................10
SECTION 2.2 COMPANY ACTIONS..................................................12
SECTION 2.3 DIRECTORS........................................................13
SECTION 2.4 THE MERGER.......................................................14
SECTION 2.5 EFFECTIVE TIME...................................................15
SECTION 2.6 CLOSING..........................................................15
SECTION 2.7 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION..............15
SECTION 2.8 SUBSEQUENT ACTIONS...............................................15
SECTION 2.9 STOCKHOLDERS' MEETING............................................16
SECTION 2.10 MERGER WITHOUT MEETING OF STOCKHOLDERS..........................16


                                   ARTICLE III
                            CONVERSION OF SECURITIES

SECTION 3.1 CONVERSION OF CAPITAL STOCK......................................17
SECTION 3.2 EXCHANGE OF CERTIFICATES.........................................17
SECTION 3.3 DISSENTING SHARES................................................19
SECTION 3.4 OPTION PLANS.....................................................20
SECTION 3.5 COMPANY STOCK PURCHASE PLAN......................................20


                                ARTICLE IV
               REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.1 ORGANIZATION.....................................................21
SECTION 4.2 SUBSIDIARIES AND AFFILIATES......................................21
SECTION 4.3 CAPITALIZATION...................................................21
SECTION 4.4 AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION.............22
SECTION 4.5 BOARD APPROVALS..................................................23
SECTION 4.6 REQUIRED VOTE....................................................23
SECTION 4.7 CONSENTS AND APPROVALS; NO VIOLATIONS............................23
SECTION 4.8 COMPANY SEC DOCUMENTS AND FINANCIAL STATEMENTS...................24
SECTION 4.9 ABSENCE OF CERTAIN CHANGES.......................................25
SECTION 4.10 NO UNDISCLOSED LIABILITIES......................................27
SECTION 4.11 ASSETS..........................................................28
SECTION 4.12 LITIGATION AND CLAIMS; COMPLIANCE WITH LAWS.....................30
SECTION 4.13 EMPLOYEE BENEFIT PLANS; ERISA...................................31
SECTION 4.14 TAXES...........................................................33


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SECTION 4.15 MATERIAL CONTRACTS..............................................34
SECTION 4.16 AFFILIATE TRANSACTIONS..........................................36
SECTION 4.17 INTELLECTUAL PROPERTY...........................................36
SECTION 4.18 LABOR MATTERS...................................................38
SECTION 4.19 CUSTOMER NON-DISCRIMINATION.....................................39
SECTION 4.20 ENVIRONMENTAL MATTERS...........................................40
SECTION 4.21 INFORMATION IN THE PROXY STATEMENT..............................41
SECTION 4.22 INFORMATION IN THE OFFER DOCUMENTS AND SCHEDULE 14D-9...........41
SECTION 4.23 OPINION OF FINANCIAL ADVISOR....................................41
SECTION 4.24 INSURANCE.......................................................41
SECTION 4.25 ADMINISTRATION OF FIDUCIARY ACCOUNTS............................42
SECTION 4.26 POLICIES OF INSURANCE MAINTAINED................................42
SECTION 4.27 PERSONNEL.......................................................42
SECTION 4.28 RECORDS.........................................................43
SECTION 4.29 PENDINGS, LISTINGS..............................................43
SECTION 4.30 CLIENT TRUST FUNDS..............................................44
SECTION 4.31 REGULATORY AND MORTGAGE BUSINESS MATTERS........................44
SECTION 4.32 LOANS...........................................................46
SECTION 4.33 FRANCHISE RELATIONSHIPS.........................................46
SECTION 4.34 FULL DISCLOSURE.................................................47
SECTION 4.35 BROKERS, FINDERS, ETC...........................................47


                                    ARTICLE V
                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND PURCHASER

SECTION 5.1 ORGANIZATION.....................................................47
SECTION 5.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION...........47
SECTION 5.3 CONSENTS AND APPROVALS; NO VIOLATIONS............................48
SECTION 5.4 INFORMATION IN THE PROXY STATEMENT...............................48
SECTION 5.5 INFORMATION IN THE OFFER DOCUMENTS...............................48
SECTION 5.6 BROKERS..........................................................48
SECTION 5.7 FINANCING........................................................49
SECTION 5.8 MCRL CHAPTER 110F................................................49
SECTION 5.9 LEGAL PROCEEDINGS................................................49


                                   ARTICLE VI
                     CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.1 INTERIM OPERATIONS OF THE COMPANY................................49
SECTION 6.2 NO SOLICITATION..................................................52


                                ARTICLE VII
                           ADDITIONAL AGREEMENTS

SECTION 7.1 PROXY STATEMENT..................................................54
SECTION 7.2 MEETING OF STOCKHOLDERS OF THE COMPANY...........................54


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SECTION 7.3 ADDITIONAL AGREEMENTS............................................54
SECTION 7.4 NOTIFICATION OF CERTAIN MATTERS..................................55
SECTION 7.5 ACCESS; CONFIDENTIALITY..........................................55
SECTION 7.6 CONSENTS AND APPROVALS...........................................55
SECTION 7.7 PUBLICITY........................................................56
SECTION 7.8 DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION...........56
SECTION 7.9 REASONABLE BEST EFFORTS..........................................57
SECTION 7.10 STATE TAKEOVER LAWS.............................................58
SECTION 7.11 RECOGNITION OF SERVICE..........................................58
SECTION 7.12 INTERIM DIRECTORS...............................................58
SECTION 7.13 TAX TREATMENT OF CANCELLATION OF OPTIONS........................58
SECTION 7.14 AFFILIATES' LOANS...............................................59


                                  ARTICLE VIII
                                   CONDITIONS

SECTION 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER......59
SECTION 8.2 CONDITIONS TO OBLIGATIONS OF PARENT AND PURCHASER TO EFFECT
            THE MERGER.......................................................59


                                   ARTICLE IX
                                   TERMINATION

SECTION 9.1 TERMINATION......................................................60
SECTION 9.2 EFFECT OF TERMINATION............................................62


                                    ARTICLE X
                                  MISCELLANEOUS

SECTION 10.1 AMENDMENT AND MODIFICATION......................................63
SECTION 10.2 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES..................63
SECTION 10.3 EXPENSES........................................................63
SECTION 10.4 NOTICES.........................................................63
SECTION 10.5 INTERPRETATION..................................................64
SECTION 10.6 COUNTERPARTS....................................................64
SECTION 10.7 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES..................64
SECTION 10.8 SEVERABILITY....................................................65
SECTION 10.9 GOVERNING LAW...................................................65
SECTION 10.10 ASSIGNMENT.....................................................65

EXHIBITS

Exhibit A - Form of Tender and Voting Agreement
Exhibit B - Form of Option Agreement
Exhibit C - Form of Use of Name Agreement


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                          AGREEMENT AND PLAN OF MERGER

                  AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), dated as of August 12, 2002, by and among NRT Incorporated, a Delaware corporation ("PARENT"), Timber Acquisition Corporation, a Massachusetts corporation and a wholly-owned subsidiary of Parent ("PURCHASER"), and The DeWolfe Companies, Inc., a Massachusetts corporation (the "COMPANY"). Capitalized terms used but not otherwise defined herein shall have the meanings set forth in Article I.

                  WHEREAS, the Board of Directors of each of Parent, Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein;

                  WHEREAS, in furtherance of such acquisition, it is proposed that Purchaser make a cash tender offer (the "OFFER") to acquire all of the issued and outstanding shares of common stock, par value $0.01 per share, of the Company (the "SHARES"), for $19.00 per share, net to the seller in cash (such price, or any such higher price per Share as may be paid in the Offer, referred to herein as the "OFFER PRICE");

                  WHEREAS, also in furtherance of such acquisition, the Board of Directors of each of Parent, Purchaser and the Company has approved this Agreement and the Merger following the Offer in accordance with the Business Corporation Law of the Commonwealth of Massachusetts, as amended (the "MBCL"), and upon the terms and subject to the conditions set forth herein;

                  WHEREAS, the Board of Directors of the Company (the "COMPANY BOARD OF DIRECTORS") has determined that the consideration to be paid for each Share in the Offer and the Merger is fair to the holders of such Shares and has resolved to recommend that the holders of such Shares accept the Offer and approve this Agreement and each of the Transactions upon the terms and subject to the conditions set forth herein;

                  WHEREAS, as a condition and further inducement to Parent and Purchaser to enter into this Agreement and incur the obligations set forth herein, certain stockholders of the Company (each, a "STOCKHOLDER") concurrently herewith are entering into Tender and Voting Agreements (each a "TENDER AND VOTING AGREEMENT"), dated as of the date hereof, with Parent and Purchaser, substantially in the form attached hereto as Exhibit A, pursuant to which each such Stockholder has agreed, among other things, to tender such Stockholder's Shares in the Offer, to grant to Parent the right to purchase such Shares upon payment by Parent of the Offer Price, and to grant Parent a proxy with respect to the voting of such Shares in favor of the Merger upon the terms and subject to the conditions set forth therein;

                  WHEREAS, concurrent with the execution of this Agreement, the Company, Parent and Purchaser are entering into an Option Agreement, substantially in the form attached hereto as Exhibit B, and Richard B. DeWolfe, Marcia A. DeWolfe and

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Patricia Griffith are each entering into a Use of Name
Agreement with Parent substantially in the form attached hereto as Exhibit C;
and

                  WHEREAS, the Company, Parent and Purchaser desire to make certain representations, warranties, covenants and agreements in connection with the Offer and the Merger.

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

                  As used in this Agreement, the following terms shall have the meanings set forth below.

                  "ACQUIRED INSURANCE AGENCIES" shall mean The DeWolfe Insurance Agency, Inc., a Massachusetts corporation, and The DeWolfe Insurance Agency of Maine, Inc., a Maine corporation.

                  "ACQUISITION AGREEMENT" shall have the meaning set forth in
Section 9.1(e).

                  "ACQUISITION PROPOSAL" shall mean any tender or exchange offer involving the Company, any proposal for a merger, consolidation or other business combination involving the Company or its subsidiaries, any proposal or offer to acquire in any manner at least a 15% equity interest in, or at least a 15% portion of the business or assets of, the Company or its subsidiaries, any proposal or offer with respect to any recapitalization or restructuring with respect to the Company or its subsidiaries or any proposal or offer with respect to any other transaction similar to any of the foregoing with respect to the Company or its subsidiaries other than pursuant to the transactions to be effected pursuant to this Agreement.

                  "ACQUISITION PROPOSAL INTEREST" shall have the meaning set forth in Section 6.2(b).

                  "AFFILIATE" shall have the meaning set forth in Rule 12b-2 of the Exchange Act.

                  "AGENCY" shall mean HUD, FHA, VA, GNMA, FMNA, FHLMC or any State Agency.

                  "AGREEMENT" shall have the meaning set forth in the Preamble.

                  "APPOINTMENT DATE" shall have the meaning set forth in Section 6.1.


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                  "ARTICLES OF MERGER" shall have the meaning set forth in
Section 2.5.

                  "ASSIGNEE" shall have the meaning set forth in Section 10.10.

                  "BALANCE SHEET DATE" shall have the meaning set forth in
Section 4.9.

                  "BENEFIT PLANS" shall have the meaning set forth in Section 4.13(a).

                  "BUSINESS" shall mean the businesses conducted by the Company and the Company Subsidiaries, including (i) real estate brokerage, referral and property management, (ii) relocation, (iii) mortgage origination, brokerage and lending, and (iv) insurance brokerage, and the provision of related products and services.

                  "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banks in New York, New York or Boston, Massachusetts are authorized or obligated by law or executive order to close.

                  "CERTIFICATES" shall have the meaning set forth in Section 3.2(b).

                  "CLIENT TRUST FUNDS" shall mean all (i) binder deposit accounts and other client trust funds relating to Pendings, and (ii) all other funds held for the benefit of third parties in connection with services provided by the Company or any Company Subsidiary or in connection with mortgage loans to be disbursed.

                  "CLOSING" shall have the meaning set forth in Section 2.6.

                  "CLOSING DATE" shall have the meaning set forth in Section
2.6.

                  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

                  "COMMON STOCK" shall have the meaning set forth in Section 4.3(a).

                  "COMPANY" shall have the meaning set forth in the Preamble.

                  "COMPANY AGREEMENT" shall have the meaning set forth in
Section 4.7.

                  "COMPANY BOARD OF DIRECTORS" shall have the meaning set forth in the Recitals.

                  "COMPANY DISCLOSURE SCHEDULE" shall have the meaning set forth in the preamble in Article IV.

                  "COMPANY INTELLECTUAL PROPERTY" shall mean all Intellectual Property owned by the Company or any Company Subsidiary or used in the business of the Company or any of the Company Subsidiaries as conducted as of the Closing Date or as presently contemplated to be conducted.

                  "COMPANY SEC DOCUMENTS" shall have the meaning set forth in
Section 4.8(a)(i).

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                  "COMPANY SUBSIDIARY" shall mean each Subsidiary of the
Company.

                  "COMPANY'S FINANCIAL ADVISOR" shall mean Houlihan Lokey Howard & Zukin.

                  "CONFIDENTIALITY AGREEMENT" shall have the meaning set forth in Section 6.2(b).

                  "CONTINUING EMPLOYEE" shall mean each person who, as of the Closing Date, is an employee of the Company or a Company Subsidiary and who continues to be employed by the Company or a Company Subsidiary following the Closing Date.

                  "D&O INSURANCE" shall have the meaning set forth in Section 7.8(b).

                  "DISSENTING PROVISIONS" shall have the meaning set forth in
Section 3.3(a).

                  "DISSENTING SHARES" shall have the meaning set forth in
Section 3.3(a).

                  "EFFECTIVE TIME" shall have the meaning set forth in Section 2.5.

                  "ENCUMBRANCES" shall mean all mortgages, title defects or objections, liens, claims, charges, security interests or other encumbrances of any nature whatsoever including, without limitation, leases, chattel mortgages, conditional sales contracts, collateral security arrangements and other title or interest retention arrangements.

                  "ENVIRONMENTAL CLAIMS" shall have the meaning set forth in
Section 4.20.

                  "ENVIRONMENTAL LAWS" shall have the meaning set forth in
Section 4.20.

                  "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA AFFILIATE" shall have the meaning set forth in Section 4.13(a).

                  "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  "EXPIRATION DATE" shall have the meaning set forth in Section 2.1(a).

                  "FHA" shall have the meaning set forth in Section 4.31(b).

                  "FHLMC" shall have the meaning set forth in Section 4.31(b).

                  "FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.8(a)(ii).

                  "FNMA" shall have the meaning set forth in Section 4.31(b).



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                  "GAAP" shall have the meaning set forth in Section 4.8(a)(ii).

                  "GCI PERIOD" shall have the meaning set forth in Section 4.27(b).

                  "GOVERNMENTAL ENTITY" shall have the meaning set forth in
Section 4.7.

                  "HUD" shall have the meaning set forth in Section 4.31(b).

                  "HSR ACT" shall have the meaning set forth in Section 4.7.

                  "INDEBTEDNESS" of any Person at any date shall include (i) all indebtedness (including interest payments or prepayments required prior to satisfaction) of such Person for borrowed money or for the deferred purchase price of property or services (other than current liabilities for trade payables incurred and payable in the ordinary course of business consistent with past practice), including earn-out or similar contingent purchase amounts, (ii) any other indebtedness of such Person which is evidenced by a note, mortgage, bond, debenture or similar instrument, (iii) all obligations of such Person under capitalized leases (other than the current portion thereof to the extent reflected in current liabilities), (iv) all amounts payable under severance, bonus and similar arrangements upon or as a result of the execution and delivery of this Agreement or the consummation of the Transactions and (v) any current or contingent payment or indemnity obligations of any of the Company and Company Subsidiaries resulting from or arising in connection with acquisitions of any entities or assets by any of the Company and Company Subsidiaries prior to the Closing.

                  "INDEPENDENT DIRECTORS" shall have the meaning set forth in
Section 2.3(b).

                  "INSURANCE PERMIT" shall have the meaning set forth in Section 4.24(a).

                  "INSURER" shall mean any entity that insures or guarantees all or any portion of the risk of loss upon borrower default on any mortgage loan serviced, master serviced or sub serviced by the Mortgage Company, including, without limitation, FHA, VA and any private mortgage insurer, or any provider of life, hazard, flood, disability, title or other insurance with respect to any of such mortgage loans or the related collateral.

                  "INTELLECTUAL PROPERTY" shall mean all trademarks, service marks, trade names, designs, logos, slogans, Internet domain names, and general intangibles of like nature including endorsements and rights of publicity, together with all associated goodwill, registrations and applications relating to the foregoing (collectively, "TRADEMARKS"); patents, patent applications and any continuations, divisionals, continuations-in-part, renewals, reissues for any of the foregoing (collectively, "PATENTS"); copyrights (including registrations, applications, and common law copyrights) (collectively, "COPYRIGHTS"); computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code or object code form, databases and compilations, including any and all data and collections of data, all documentation, including user manuals and training materials,


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related to any of the foregoing and the content and information contained on any
Web site (collectively, "SOFTWARE"); and material confidential information, technology, know-how, inventions, and processes (collectively, "TRADE SECRETS").

                  "INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in Section 4.8(a)(iii).

                  "INVESTOR" shall mean (a) FHLMC, FNMA, GNMA or any other entity, as the case may be, that owns any interest in any of the mortgage loans or any portion of a pool of mortgage loans serviced, master serviced or sub serviced by the Mortgage Company or that holds beneficial title to any such mortgage loan or any portion of any such pool of mortgage loans, (b) any person who owns servicing rights for mortgage loans serviced, sub serviced or master serviced by the Mortgage Company, and (c) any Person (other than the Mortgage Company) that is a party to an Investor Commitment.

                  "INVESTOR COMMITMENT" shall mean the commitment of a Person to purchase a mortgage loan owned by the Mortgage Company or to close and fund a mortgage loan processed by the Mortgage Company.

                  "LEASES" shall have the meaning set forth in Section
4.11(b)(i).

                  "KNOWLEDGE" shall mean with respect to the Company, "to the knowledge", "to the best knowledge, information and belief", or any similar phrase shall be deemed to refer to the conscious awareness after reasonable inquiry of Joseph E. Carroll, Marcia A. DeWolfe, Richard B. DeWolfe, Charles A. Ferraro, Patricia Griffin, Paul J. Harrington, Richard J. Loughlin, Jr., James
A. Marcotte, Robert McCauley, James C. McKeon, John R. Penrose, Richard Pucci and Gregory A. Co-Wallis.

                  "LEASED REAL PROPERTY" shall have the meaning set forth in
Section 4.11(b)(i).

                  "LICENSE AGREEMENTS" shall have the meaning set forth in
Section 4.17(b).

                  "LITIGATION" shall mean any litigation, legal action, arbitration, proceeding, charge, demand or claim brought against the Company or any of the Company Subsidiaries (or, to the Company's knowledge, any of their respective employees, sales associates or independent contractors if and to the extent that such Persons are entitled to indemnity, reimbursement or contribution therefor from the Company or any Company Subsidiary or covered therefor under the insurance policies applicable to the Company and the Company Subsidiaries), in each case with respect to any claim if and to the extent arising out of or resulting from events, circumstances, actions or failures to act in breach of contractual or other legal requirements occurring or existing prior to the Closing.

                  "MATERIAL ADVERSE EFFECT" shall mean any fact, change, event, effect or circumstance that (i) is materially adverse to the business, operations, condition (financial or otherwise), assets or liabilities of the Company and the Company Subsidiaries, taken


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as a whole, or (ii) impairs or adversely affects in any material respect the
Company's ability to consummate the Transactions or perform its obligations under this Agreement, including, but not limited to, the commencement or material worsening of a war or armed hostilities or other national or international calamity directly or indirectly involving the United States or any terrorist activities to the extent that any of the foregoing have the effects described in subclause (i) or (ii) of this definition. For purposes of analyzing whether any fact, change, event, effect or circumstance constitutes a "Material Adverse Effect" under this definition, the parties agree that the analysis of materiality shall not be limited to a long-term perspective. Notwithstanding the foregoing, the term Material Adverse Effect shall not include any fact, change, event, effect or circumstance to the extent attributable to changes in general economic or industry conditions (including without limitation changes in financial or market conditions) that do not have a materially disproportionate impact on the Company and the Company Subsidiaries.

                  "MATERIAL COMPANY AGREEMENT" shall have the meaning set forth in Section 4.15.

                  "MATERIALS OF ENVIRONMENTAL CONCERN" shall have the meaning set forth in Section 4.20.

                  "MBCL" shall have the meaning set forth in the Recitals.

                  "MCRL" shall mean the Massachusetts Corporation-Related Laws, as amended.

                  "MERGER" shall have the meaning set forth in Section 2.4(a).

                  "MERGER CONSIDERATION" shall have the meaning set forth in
Section 3.1(c).

                  "MINIMUM CONDITION" shall have the meaning set forth in
Section 2.1(a).

                  "MORTGAGE COMPANY" shall mean DeWolfe Mortgage Services, Inc., a Massachusetts corporation.

                  "NON-EXECUTIVE" shall have the meaning set forth in Section 2.3(b).

                  "NON-PLAN OPTION AGREEMENTS" shall have the meaning set forth in Section 3.4.

                  "OFFER" shall have the meaning set forth in Recitals.

                  "OFFER CONDITIONS" shall have the meaning set forth in Section 2.1(a).

                  "OFFER DOCUMENTS" shall have the meaning set forth in Section 2.1(b).

                  "OFFER PRICE" shall have the meaning set forth in the Recitals.



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                  "OFFER TO PURCHASE" shall have the meaning set forth in
Section 2.1(a).

                  "OPTION CANCELLATION DATE" shall have the meaning set forth in
Section 3.4.

                  "OPTION PLANS" shall have the meaning set forth in Section
3.4.

                  "OPTION" shall have the meaning set forth in Section 3.4.

                  "OWNED REAL PROPERTY" shall have the meaning given in Section 4.11(b)(ii).

                  "PARENT" shall have the meaning set forth in the Preamble.

                  "PAYING AGENT" shall have the meaning set forth in Section 3.2(a).

                  "PENDINGS" shall have the meaning set forth in Section
4.29(a).

                  "PENSION PLANS" shall have the meaning set forth in Section 4.13(a).

                  "PERMITS" shall mean all licenses, permits, franchises, approvals, authorizations, consents or orders of, or filings with, or notifications to, any Governmental Entity.

                  "PERMITTED ENCUMBRANCE" means any (i) Encumbrance which constitutes or arises out of current state or local taxes or assessments not yet due and payable or being contested in good faith, (ii) materialmen's, mechanics', workmen's or repairmen's Encumbrance in each case created in the ordinary course of business the existence of which does not, and would not reasonably be expected to, materially impair the value or use and enjoyment of the asset subject to such Encumbrance, and (iii) Encumbrance, easement, right of way, or other imperfection of title in each case created in the ordinary course of business the existence of which does not, and would not reasonably be expected to, materially impair the value or use and enjoyment of any leased real property or any owned real property.

                  "PERSON" shall mean a natural person, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Entity or other entity or organization.

                  "PREFERRED STOCK" shall have the meaning set forth in Section 4.3(a).

                  "PROXY STATEMENT" shall have the meaning set forth in Section 2.9(a)(ii).

                  "PURCHASER" shall have the meaning set forth in the Preamble.

                  "PURCHASER COMMON STOCK" shall have the meaning set forth in
Section 3.1.

                  "REAL PROPERTY" shall have the meaning set forth in Section 4.11(b)(ii).



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                  "REGULATION M-A" shall mean Regulation M-A under the Exchange
Act.

                  "REPRESENTATIVES" shall have the meaning set forth in Section 6.2(a).

                  "REVOLVING FACILITY" shall mean the Third Amended and Restated Credit and Security Agreement, dated May 1, 2002, among Fleet National Bank, the Company and certain Company Subsidiaries.

                  "SALES ASSOCIATES" shall have the meaning set forth in Section 4.27(b).

                  "SCHEDULE 14D-9" shall have the meaning set forth in Section 2.2(a).

                  "SCHEDULE TO" shall have the meaning set forth in Section 2.1(b).

                  "SEC" shall mean the Securities and Exchange Commission.

                  "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

                  "SHARES" shall have the meaning set forth in the Recitals.

                  "SHORT-FORM MERGER" shall have the meaning set forth in
Section 2.4(a).

                  "SPECIAL MEETING" shall have the meaning set forth in Section 2.9(a)(i).

                  "STATE AGENCY" means any governmental or regulatory agency or authority of any state authorized to regulate the business of the Mortgage Company or otherwise to participate in or promote mortgage lending.

                  "STOCKHOLDER" shall have the meaning set forth in the Recitals.

                  "SUBSIDIARY" shall mean any corporation, partnership or other organization, whether incorporated or unincorporated, of which (i) at least a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly owned or controlled by such party or by any one or more of its Subsidiaries, or by such party and one or more of its Subsidiaries or
(ii) such party or any other Subsidiary of such party is a general partner (excluding any such partnership where such party or any Subsidiary of such party does not have a majority of the voting interest in such partnership).

                  "SUPERIOR PROPOSAL" shall have the meaning set forth in
Section 6.2(b).

                  "SURVIVING CORPORATION" shall have the meaning set forth in
Section 2.4(a).

                  "TAX" or "TAXES" shall mean any (x) Federal, state, local, and foreign income, gross receipts, property, sales, use, license, excise, franchise, employment, payroll, premium, withholding, alternative or added minimum, ad valorem, or transfer tax, or any other tax, custom, duty, governmental fee or other like assessment or charge

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of any kind, including any interest, additions to tax, or penalties applicable thereto, imposed by any Tax Authority or (y) liability for the payment of any amounts described in clause (x) above as a result of transferor or successor liability.

                  "TAX AUTHORITY" shall mean the Internal Revenue Service and any other domestic or foreign Governmental Entity responsible for the administration of any Taxes.

                  "TAX CLAIM" shall mean any notice of deficiency, proposed adjustment, adjustment, assessment, audit, examination or other administrative or court proceeding, suit, dispute or other claim made by any Tax Authority with respect to taxes.

                  "TAX RETURNS" shall mean all Federal, state, local, and foreign tax returns, declarations, statements, reports, schedules, forms, and information returns and any amendments thereto.

                  "TENDER AND VOTING AGREEMENT" shall have the meaning set forth in the Recitals.

                  "TERMINATION DATE" shall have the meaning set forth in Section 9.1(c).

                  "TERMINATION FEE" shall have the meaning set forth in Section 9.2(b).

                  "TRANSACTIONS" shall have the meaning set forth in Section
4.4.

                  "VA" shall have the meaning set forth in Section 4.31(b).

                  "VOTING DEBT" shall have the meaning set forth in Section 4.3(a).

                  "WAREHOUSE CREDIT AGREEMENT" shall mean the letter agreement, dated November 26, 2001, between Comerica Bank and the Mortgage Company, as amended.


                                   ARTICLE II

                              THE OFFER AND MERGER

                  Section 2.1 THE OFFER. (a) Provided that this Agreement shall not have been terminated in accordance with Section 9.1 and none of the events set forth in Annex A hereto shall have occurred and be continuing, as promptly as practicable, and in any event within 5 Business Days after the date hereof, Purchaser shall commence (within the meaning of Rule 14d-2 under the Exchange
Act) the Offer to purchase for cash all Shares at the Offer Price, subject to
(i) there being validly tendered and not withdrawn prior to the expiration of the Offer that number of Shares which, together with the Shares then owned by Parent or Purchaser, represents at least two-thirds of the Shares outstanding on a fully-diluted basis, assuming the exercise of all options, warrants, rights and convertible securities outstanding at the time of acceptance for payment of the Shares in the Offer (the "MINIMUM CONDITION", and (ii) the satisfaction or waiver of the other conditions set forth in Annex A hereto (the Minimum Condition, together with the other conditions set forth in Annex A, collectively, the "OFFER CONDITIONS"). Subject to the prior satisfaction or waiver by Parent or Purchaser of the Offer Conditions, Purchaser shall consummate the Offer in accordance with its terms and accept for payment and pay for all Shares tendered pursuant to the Offer as soon as practicable after Purchaser is legally permitted to do so under applicable law. The obligations of Purchaser to commence the Offer and accept for payment and pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Offer Conditions. The Offer shall be made by means of an offer to purchase (the "OFFER TO PURCHASE") that contains the terms set forth in this Agreement, including the Offer Conditions. Purchaser expressly reserves the right to waive any Offer Condition, to increase the Offer Price and to make any other changes in the terms and conditions of the Offer; PROVIDED, that without the prior written consent of the Company, Purchaser shall not decrease the Offer Price, change the form of consideration payable in the Offer (other than by adding consideration), decrease the number of Shares sought in the Offer, amend or waive the Minimum Condition, impose additional conditions to the Offer, extend the Offer (except as set forth below) beyond the date that is 20 Business Days after commencement of the Offer or the last day of the last extension (in accordance with this Section 2.1), if any, of the Offer, whichever is later (the "EXPIRATION DATE"), or amend any condition of the Offer in any manner adverse to the holders of the Shares; PROVIDED, HOWEVER, that (x) if on the then scheduled Expiration Date, all Offer Conditions shall not have been satisfied or waived, Purchaser may, from time to time, in its sole discretion, extend the Offer for one or more periods as Purchaser may determine; PROVIDED, that no extension or extensions shall occur after the earlier to occur of (1) the date on which all Offer Conditions shall have been satisfied or waived and
(2) the Termination Date, (y) Purchaser may, in its sole discretion, provide a "subsequent offering period" in accordance with Rule 14d-11 under the Exchange Act and (z) if on the then scheduled Expiration Date, there have not been tendered at least 90% of the outstanding Shares, Purchaser may, in its sole discretion and notwithstanding the prior satisfaction of the Offer Conditions, extend the Offer on one or more occasions for an aggregate period of not more than 10 Business Days; PROVIDED, that during such extension or extensions pursuant to this clause (z) Purchaser shall waive the Offer Conditions other than the Minimum Condition and other than the conditions set forth in paragraphs
(d)(i) and (d)(ii) of Annex A. In addition, Purchaser may increase the Offer Price and extend the Offer to the extent required by any rule, regulation, interpretation or position of the SEC or the staff thereof or any period required by applicable law, in each case in its sole discretion and without the Company's consent.

                  (b) As soon as practicable on the date the Offer is commenced, Parent and Purchaser shall file with the SEC, pursuant to Regulation M-A, a Tender Offer Statement on Schedule TO with respect to the Offer (together with all amendments, supplements and exhibits thereto, the "SCHEDULE TO"). The Schedule TO shall include the summary term sheet required under Regulation M-A and, as exhibits, the Offer to Purchase and a form of letter of transmittal (collectively, together with any amendments and supplements thereto, the "OFFER DOCUMENTS"). Parent and Purchaser agree to take all steps necessary to cause the Offer Documents to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. Parent and Purchaser, on the one hand, and the Company, on the other hand, agree to promptly correct any information provided by it for use in the Offer Documents if and to the extent that such information shall have become false or misleading in any material respect or as otherwise required by law. Purchaser further agrees to take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given a reasonable opportunity to review the Schedule TO before it is filed with the SEC. In addition, Parent and Purchaser agree to provide the Company and its counsel with any comments, whether written or oral, that Parent, Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after receipt of such comments by Parent or Purchaser, as the case may be, and any written or oral responses thereto.

                  (c) On the terms and subject to the prior satisfaction or waiver of the Offer Conditions, Parent shall provide or cause to be provided to Purchaser on a timely basis funds necessary to accept for payment, and to pay for, any Shares that Parent becomes obligated to accept for payments, and pay for, pursuant to the Offer.

                  Section 2.2 COMPANY ACTIONS. (a) As soon as practicable on the date of commencement of the Offer, the Company shall, in a manner that complies with Rule 14d-9 under the Exchange Act, file with the SEC a Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments, supplements and exhibits thereto, the "SCHEDULE 14D-9") that shall, subject to the provisions of Section 6.2(c), contain the recommendation referred to in clause (iii) of Section 4.5. The Company further agrees to take all steps necessary to cause the Schedule 14D-9 to be filed with the SEC and disseminated to holders of Shares, in each case as and to the extent required by applicable federal securities laws. The Company, on the one hand, and Parent and Purchaser, on the other hand, agree to promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false or misleading in any material respect or as otherwise required by law. The Company agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent, Purchaser and their counsel shall be given a reasonable opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, Purchaser and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the Company's receipt of such comments, and any written or oral responses thereto.

                  (b) In connection with the Offer, the Company shall promptly furnish or cause to be furnished to Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of the record holders of the Shares as of a recent date, and shall promptly furnish Purchaser with such information and assistance (including, but not limited to, lists of holders of the Shares, updated daily, and their addresses, mailing labels and lists of security positions) as

Purchaser or its agent may reasonably request for the purpose of communicating the Offer to the record and beneficial holders of the Shares.

                  Section 2.3 DIRECTORS. (a) Promptly upon the purchase of and payment for any Shares by Parent or Purchaser in the Offer, Parent shall be entitled to elect or designate such number of directors, rounded up to the next whole number, on the Company Board of Directors as is equal to the product of the total number of directors on the Company Board of Directors (after giving effect to the directors elected or designated by Parent pursuant to this sentence) multiplied by the percentage that the aggregate number of Shares beneficially owned by Purchaser, Parent and any of their affiliates bears to the total number of Shares then outstanding. The Company shall, upon Parent's request, use its best efforts either to promptly increase the size of the Company Board of Directors, including by amending the Bylaws of the Company if necessary so as to increase the size of the Company Board of Directors, or promptly secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected or designated to the Company's Board of Directors, and shall take all actions necessary to cause Parent's designees to be so elected or designated at such time. At such time, the Company shall, upon Parent's request, also cause persons elected or designated by Parent to constitute the same percentage (rounded up to the next whole number) as is on the Company Board of Directors of (i) each committee of the Company Board of Directors, (ii) each board of directors (or similar body) of each Company Subsidiary, and (iii) each committee (or similar body) of each such board, in each case only to the extent permitted by applicable law or the rules of any stock exchange on which the Common Stock is listed. The Company's obligations to appoint Parent's designees to the Company Board of Directors under this Section 2.3(a) shall be subject to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder. The Company shall promptly upon execution of this Agreement take all actions required pursuant to such Section 14(f) and Rule 14f-1 in order to fulfill its obligations under this
Section 2.3(a), including, but not limited to, mailing to stockholders (together with the Schedule 14D-9) the information required by Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected or designated to the Company Board of Directors. Parent or Purchaser shall supply in a timely manner to the Company, and be solely responsible for, information with respect to either of Parent or Purchaser and their nominees, officers, directors and affiliates to the extent required by Section 14(f) and Rule 14f-1. The provisions of this Section 2.3(a) are in addition to and shall not limit any rights that any of Purchaser, Parent or any of their respective affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise.

                  (b) In the event that Parent's designees are elected or designated to the Company's Board of Directors, then, until the Effective Time, the Company shall cause the Company's Board of Directors to have at least two directors who are directors of the Company on the date hereof and who are not officers of the Company or representatives of any Affiliates of the Company (the "INDEPENDENT DIRECTORS"); PROVIDED, HOWEVER, that if any Independent Director ceases to serve for any reason, the remaining Independent Director(s) shall be entitled to elect or designate another person (or persons) who is not a current or former executive of the Company or a current or former executive, employee, associate or shareholder of Parent or Purchaser ("NON-EXECUTIVE"), and such non-executive person (or persons) shall be deemed to be an Independent Director for purposes of this Agreement. If no Independent Director then remains, the other directors shall designate two persons who are Non-Executives on the date hereof to fill such vacancies and such persons shall be deemed Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, then the affirmative vote of a majority of the Independent Directors (or if only one exists, then the vote of such Independent Director) shall be required to (i) amend or terminate this Agreement by the Company, (ii) exercise or waive any of the Company's rights, benefits or remedies hereunder, (iii) extend the time for performance of Parent's or Purchaser's obligations under this Agreement, (iv) take any action that is in any material respect in conflict with or inconsistent with the interests of Parent or Purchaser under this Agreement, or (v) take any other action of the Company Board of Directors under or in connection with this Agreement if such action would materially and adversely affect holders of Shares other than Parent or Purchaser; PROVIDED, HOWEVER, that if there shall be no Independent Directors, then such actions may be effected by majority vote of the entire Company Board of Directors.

                  (c) If at any time the Independent Directors deem it necessary to consult legal counsel in connection with their duties as Independent Directors or actions taken, being taken or to be taken by the Company, the Independent Directors may retain one firm as legal counsel for such purpose in each such instance, and the Company shall pay, at the Independent Directors' discretion, the reasonable, documented fees and expenses of any such firm acting as legal counsel incurred in connection herewith.

                  Section 2.4 THE MERGER. (a) Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and Purchaser shall consummate a merger (the "MERGER", which term shall include a Short-form Merger, if applicable) pursuant to which (i) Purchaser shall be merged with and into the Company and the separate corporate existence of Purchaser shall thereupon cease, (ii) the Company shall be the successor or surviving corporation in the Merger and shall continue to be governed by the laws of the Commonwealth of Massachusetts, and (iii) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The corporation surviving the Merger is sometimes hereinafter referred to as the "SURVIVING CORPORATION." Notwithstanding the foregoing, following consummation of the Offer, if Purchaser has acquired at least 90% of the outstanding Shares, then the Company will merge with and into Purchaser, which will in such a case then continue as the Surviving Corporation, succeeding to and assuming all of such rights and obligations (a "SHORT-FORM MERGER"). The Merger shall have the effects set forth in Section 78 of MBCL.

                  (b) The articles of organization of Purchaser, as in effect immediately prior to the Effective Time, shall be the articles of organization of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law and such articles of organization and subject to the limitations set forth in Section 7.8.

                  (c) The bylaws of Purchaser, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, except as to the name of the Surviving Corporation, until thereafter amended as provided by law, the articles of organization of the Surviving Corporation and such bylaws and subject to the limitations set forth in Section 7.8.

                  (d) (i) The Surviving Corporation shall be named The DeWolfe Companies, Inc. until thereafter amended and pursuant to applicable law; and

                      (ii) The purpose of the Surviving Corporation shall be as set forth in the articles of organization of the Surviving Corporation.

                  Section 2.5 EFFECTIVE TIME. Parent, Purchaser and the Company shall cause appropriate articles of merger (the "ARTICLES OF MERGER") to be executed and filed on the Closing Date (or on such other date as Parent and the Company may agree) with the Secretary of State of the Commonwealth of Massachusetts as provided in the MBCL. The Merger shall become effective on the date on which the Articles of Merger have been duly filed with the Secretary of State of the Commonwealth of Massachusetts or such time as is agreed upon by the parties and specified in the Articles of Merger, such time hereinafter referred to as the "EFFECTIVE TIME."

                  Section 2.6 CLOSING. The closing of the Merger (the "CLOSING") will take place at 10:00 a.m., New York City time, on a date to be specified by the parties, such date to be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VIII (the "CLOSING DATE"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036, unless another date or place is agreed to in writing by the parties hereto.

                  Section 2.7 DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION. The directors of Purchaser immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors shall have been duly elected, designated or qualified, or until their earlier death, resignation or removal in accordance with the Surviving Corporation's articles of organization and bylaws.

                  Section 2.8 SUBSEQUENT ACTIONS. If at any time after the Effective Time the Surviving Corporation shall determine, in its sole discretion, or shall be advised, that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Company or Purchaser acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, then the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of either the Company or Purchaser, all such deeds, bills of sale, instruments of conveyance, assignments and assurances and to take and do, in the name and on behalf of each of such corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title or interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                  Section 2.9 STOCKHOLDERS' MEETING. (a) If required by applicable law in order to consummate the Merger, the Company, acting through the Company Board of Directors, shall, in accordance with applicable law:

                          (i) duly call, give notice of, convene and hold a
special meeting of its stockholders (the "SPECIAL MEETING") as soon as reasonably practicable following the acceptance for payment and purchase of Shares by Purchaser pursuant to the Offer for the purpose of considering and taking action upon this Agreement;

                          (ii) prepare and file with the SEC a preliminary proxy
or information statement relating to the Merger and this Agreement and use its reasonable best efforts to obtain and furnish the information required to be included by the SEC in the Proxy Statement and, after consultation with Parent, respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement (the "PROXY STATEMENT") to be mailed to its stockholders;

                          (iii) unless the Company Board of Directors determines
in good faith, following the advice from its outside counsel, that to do so may reasonably be deemed to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, include in the Proxy Statement the recommendation of the Company's Board of Directors that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement; and

                          (iv) unless the Company Board of Directors determines
in good faith, following the advice from its outside counsel, that to do so may reasonably be deemed to constitute a breach of its fiduciary duties to the Company 's stockholders under applicable law, use its reasonable best efforts to solicit from holders of Shares proxies in favor of the Merger and the adoption of this Agreement and take all other actions reasonably necessary or advisable to secure the approval of stockholders required by the MBCL and any other applicable law to effect the Merger.

                  (b) Parent agrees to vote, or cause to be voted, all of the Shares then owned by it, Purchaser or any of its other subsidiaries in favor of the approval of the Merger and the adoption of this Agreement.

                  Section 2.10 MERGER WITHOUT MEETING OF STOCKHOLDERS. Notwithstanding Section 2.9, in the event that Parent, Purchaser or any other subsidiary of Parent shall acquire at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto agree, at the request of Parent and subject to Article VIII, to take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 82 of the MBCL, in which case the Company shall, by Short-Form Merger, merge with and into Purchaser.


                                   ARTICLE III

                            CONVERSION OF SECURITIES

                  Section 3.1 CONVERSION OF CAPITAL STOCK. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or of common stock, par value $0.01 per share, of Purchaser (the "PURCHASER COMMON STOCK"):

                  (a) PURCHASER COMMON STOCK. Each share of Purchaser Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                  (b) CANCELLATION OF TREASURY STOCK AND PARENT-OWNED STOCK. All Shares that are owned by the Company or any of its Subsidiaries (as treasury stock or otherwise) and any Shares owned by Parent, Purchaser or any other wholly-owned Subsidiary of Parent immediately prior to the Effective Time shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

                  (c) CONVERSION OF SHARES. Subject to Section 3.1(a), each Share issued and outstanding immediately prior to the Effective Time (other than Shares to be cancelled in accordance with Section 3.1(b) and other than Dissenting Shares) shall be converted into the right to receive the Offer Price, payable to the holder thereof in cash, without interest (the "MERGER CONSIDERATION"), less any required withholding taxes. From and after the Effective Time, all such Shares shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 3.2, without interest thereon.

                  Section 3.2 EXCHANGE OF CERTIFICATES. (a) PAYING AGENT. Parent shall designate a bank or trust company to act as agent for the holders of Shares in connection with the Merger (the "PAYING AGENT") and to receive the funds to which holders of Shares shall become entitled pursuant to Section 3.1(c). At or prior to the Effective Time, Parent or Purchaser shall deposit, or cause to be deposited, with the Paying Agent the aggregate Merger Consideration. For purposes of determining the amount of Merger Consideration to be so deposited, Parent and Purchaser shall assume that no stockholder of the Company will perfect any right to appraisal of such stockholder's Shares. Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation, in its sole discretion, pending payment thereof by the Paying Agent to the holders of the Shares. Earnings from such investments shall be the sole and exclusive property of Parent and the Surviving Corporation, and no part of such earnings shall accrue to the benefit of holders of Shares.

                  (b) EXCHANGE PROCEDURES. Promptly after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates that immediately prior to the Effective Time represented outstanding Shares (the "CERTIFICATES") which were converted pursuant to Section
3.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition precedent of payment that (x) the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer, and (y) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not required to be paid. Until surrendered as contemplated by this Section 3.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 3.2, without interest thereon.

                  (c) TRANSFER BOOKS; NO FURTHER OWNERSHIP RIGHTS IN SHARES. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article III.

                  (d) TERMINATION OF FUND; NO LIABILITY. At any time following six months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) made available to the Paying Agent and not disbursed (or for which disbursement is pending subject only to the Paying Agent's routine administrative procedures) to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates have not been surrendered prior to the third anniversary of the Effective Time (or immediately prior to such earlier date on which any Merger Consideration in respect of such Certificate would otherwise escheat to or become the property of any Governmental Entity), any amounts payable in respect of such Certificate shall, to the extent permitted by applicable law and public policy, become the property of the Surviving Corporation, free and clean of all claims or interest of any Person previously entitled thereto.

                  (e) WITHHOLDING RIGHTS. Parent and Purchaser shall be entitled to deduct and withhold, or cause to be deducted and withheld, from the consideration otherwise payable pursuant to this Agreement to any holder of Shares, Options or Certificates such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, or any provision of applicable state, local or foreign tax law. To the extent that amounts are so deducted and withheld, such deducted and withheld amounts shall be treated for all purposes of this Agreement as having been paid to such holders in respect of which such deduction and withholding was made.

                  Section 3.3 DISSENTING SHARES. (a) Notwithstanding anything in this Agreement to the contrary but only to the extent required by the MBCL, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and is otherwise entitled to demand, and who has properly exercised, preserved and perfected dissenters' rights with respect to such Shares in accordance with the MBCL, including Sections 86 through 98 of the MBCL (the "DISSENTING PROVISIONS") and as of the Effective Time has neither effectively withdrawn nor lost its right to exercise dissenters' rights (the "DISSENTING SHARES") shall not be converted into or represent a right to receive the Merger Consideration, unless such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the fair value of such Dissenting Shares in accordance with the Dissenting Provisions of the MBCL, unless, after the Effective Time, such holder withdraws or loses (through failure to perfect or otherwise) such holder's right to receive the fair value of such holder's Dissenting Shares, in which case such Shares shall be converted into and represent only the right to receive the Merger Consideration, without interest thereon, upon surrender of the Certificate or Certificates representing such Shares pursuant to Section 3.2.

                  (b) The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the MBCL and received by the Company relating to rights of appraisal and (ii) the opportunity to participate in and direct the conduct of all negotiations and proceedings with respect to demands for appraisal under the MBCL. Except with the prior written consent of Parent, the Company shall not make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

                  Section 3.4 OPTION PLANS. The Company shall take all necessary actions, including, but not limited to, amendment of the Option Plans (as defined below) and obtaining consents and releases from Option holders, to cause each stock option which is outstanding immediately prior to the earlier to occur (the "OPTION CANCELLATION DATE") of (i) the date on which Purchaser becomes obligated to accept for payment 80% or more of the outstanding Shares in the Offer or (ii) the Effective Time (whether an incentive stock option or a non-qualified stock option) or right to acquire Shares (each, an "OPTION") granted under the Company's 1998 Stock Option Plan, 1992 Stock Option Plan and 1992 Non-Employee Director Plan, each as amended (collectively, the "OPTION PLANS") and under the Non-Qualified Stock Option Agreements listed on Section
3.4 of the Company Disclosure Schedule (the "NON-PLAN OPTION AGREEMENTS"), whether or not then exercisable or vested, immediately prior to the Option Cancellation Date, to be cancelled and, in consideration of such cancellation, the Company shall pay to the holder of each such Option an amount in cash equal to the product of (a) the excess, if any, of the Offer Price over the exercise price of each such Option and (b) the number of Shares subject to such Option (such payment, if any, to be net of applicable withholding and excise taxes). As soon as practicable on the Option Cancellation Date, the Company shall deliver to Purchaser and Parent a true, correct and complete list of all then outstanding options, whether or not then vested, and the exercise price for each such option. The Company shall take all action to ensure that, as of the Option Cancellation Date, each of the Option Plans and Non-Plan Option Agreements shall terminate and all rights under any provision of any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any Company Subsidiary shall be cancelled.

                  Section 3.5 COMPANY STOCK PURCHASE PLAN. Effective immediately upon the execution of this Agreement, the Company shall take all actions necessary to cause the termination of the Company Stock Purchase Plan.


                                   ARTICLE IV

                               REPRESENTATIONS AND
                            WARRANTIES OF THE COMPANY

                  Except as set forth in the corresponding sections or subsections of the disclosure schedule delivered by the Company to Parent prior to the execution of this Agreement (the "COMPANY DISCLOSURE SCHEDULE"), the Company represents and warrants to Parent and Purchaser as set forth below. Each exception set forth in the Company Disclosure Schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Agreement and, except where specifically cross-referenced to another section or subsection, relates only to such section or subsection.

                  Section 4.1 ORGANIZATION. The Company (i) is a corporation duly organized, validly existing and in good standing under the Commonwealth of Massachusetts, (ii) has full corporate power and authority and all necessary Permits to own, lease and operate its properties and to carry on its business as it is now being conducted and (iii) is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company has heretofore made available to Parent true, complete and correct copies of the articles of organization and bylaws of the Company, as presently in effect.

                  Section 4.2 SUBSIDIARIES AND AFFILIATES. (a) Section 4.2(a) of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation and authorized and outstanding capital stock of each Company Subsidiary. Other than the Company Subsidiaries and as set forth in Section 4.2(a)(i) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any equity or other ownership interests of any Person. All of the outstanding capital stock of each Company Subsidiary is owned directly or indirectly by the Company free and clear of all Encumbrances, and is validly issued, fully paid and nonassessable, and there are no outstanding options, rights or agreements of any kind relating to the issuance, sale, transfer or voting of any capital stock or other equity interests of any such Company Subsidiary.

                  (b) Each Company Subsidiary (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, (ii) has full corporate power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns, and (iii) is duly qualified or licensed to do business as a foreign corporation in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. Section 4.2(b) of the Company Disclosure Schedule lists the jurisdictions in which the Company and each Company Subsidiary is qualified to do business or registered as a charitable organization. The jurisdictions listed in Section 4.2(b) of the Company Disclosure Schedule are the only jurisdictions in which the properties owned, leased or operated by the Company and each Company Subsidiary or the nature of the business conducted by it makes such qualification or license necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect. The Company has heretofore made available to Parent complete and correct copies of the articles of organization and bylaws or similar organizational documents of each Company Subsidiary, as presently in effect.

                  Section 4.3 CAPITALIZATION. (a) The authorized capital stock of the Company consists of (i) 50,000,000 shares of common stock, $0.01 par value per share (the "COMMON STOCK"), and (ii) 3,000,000 shares of preferred stock, $1.00 par value per share (the "PREFERRED STOCK"). As of July 31, 2002, (i) 5,730,225 Shares are issued and outstanding, (ii) no shares of Preferred Stock are issued and outstanding, (iii) 436,677 Shares are issued and held by the Company or the Company Subsidiaries in treasury, and (iv) a total of 11,306 Shares are reserved for issuance pursuant to the Option Plans. All of the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Options will be, when issued in accordance with the terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other Indebtedness having general voting rights (or convertible into securities having such rights) ("VOTING DEBT") of the Company or any Company Subsidiary issued and outstanding. Except as disclosed in this Section 4.3 or as set forth in Section 4.3(a) of the Company Disclosure Schedule, (i) there are no shares of capital stock of the Company authorized, issued or outstanding, (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any kind relating to the issued or unissued capital stock of the Company or any Company Subsidiary obligating the Company or any Company Subsidiary to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any Company Subsidiary or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any Company Subsidiary to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment, and (iii) there are no outstanding contractual obligations of the Company or any Company Subsidiary to repurchase, redeem or otherwise acquire any Shares or the capital stock of the Company or any Company Subsidiary or any affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Company Subsidiary or any other Person. No warrants to purchase capital stock of the Company exist.

                  (b) As of July 31, 2002, the Company had outstanding Options granted under the Option Plans to purchase 3,141,317 Shares and since such date, the Company has not granted any Options. Since December 31, 2001, the Company has granted Options to purchase no more than 762,304 Shares. All of such Options have been granted to officers, directors, employees and sales associates of the Company and Company Subsidiaries in the ordinary course of business consistent with past practice. All of the outstanding unvested Options shall vest as a result of the Transactions. Section 4.3(b) of the Company Disclosure Schedule sets forth a listing of all outstanding vested and unvested Options as of the date hereof. All Options granted under the Option Plans have been granted pursuant to option award agreements in substantially the form attached as an exhibit to Section 4.3(b) of the Company Disclosure Schedule.

                  (c) There are no voting trusts or other agreements or understandings to which the Company or any Company Subsidiary is a party with respect to the voting, issuance or transfer of the capital stock of the Company or any of the Company Subsidiaries.

                  Section 4.4 AUTHORIZATION; VALIDITY OF AGREEMENT; COMPANY ACTION. The Company has full corporate power and authority to execute and deliver this Agreement and has the full corporate power and authority to perform the transactions provided for or contemplated by this Agreement, including, but not limited to, the Offer and the Merger (collectively, the "TRANSACTIONS"). The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly and validly authorized by the Company Board of Directors and, no other corporate action or proceeding on the part of the Company is necessary (other than, with respect to the Merger, the approval and adoption of the Merger and this Agreement by holders of two-thirds of the Shares) to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the Transactions. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 4.5 BOARD APPROVALS. The Company Board of Directors, at a meeting duly called and held, has unanimously (i) determined that this Agreement, the Offer and the Merger, taken together, are fair to and in the best interests of the stockholders of the Company, (ii) duly and validly approved and taken all corporate action required to be taken by the Company Board of Directors to authorize the consummation of the Transactions, and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares to Purchaser pursuant to the Offer, and approve and adopt this Agreement and the Merger, and none of the aforesaid actions by the Company Board of Directors has been amended, rescinded or modified. Assuming the accuracy of the representations and warranties contained in Section 5.8, the action taken by the Company Board of Directors constitutes approval of the Transactions (including each of the Offer and the Merger) by the Company Board of Directors under Chapters 110C and 110F of the MCRL, and no other state takeover statute is applicable to the Transactions, including, for the sake of clarity, the transactions contemplated by the Tender and Voting Agreements.

                  Section 4.6 REQUIRED VOTE. The affirmative vote of the holders of two-thirds of the outstanding Shares is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger. No vote of any class or series of the Company's capital stock is necessary to approve any of the Transactions other than the Merger.

                  Section 4.7 CONSENTS AND APPROVALS; NO VIOLATIONS. Except as set forth in Section 4.7 of the Company Disclosure Schedule, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the Transactions or compliance by the Company with any of the provisions of this Agreement will (i) conflict with or result in any breach of any provision of the articles of association, bylaws or similar organizational documents of the Company or any Company Subsidiary, state securities or blue sky laws or the MBCL, (ii) require any filing by the Company with, or permit, authorization, consent or approval of, any court, arbitral tribunal, board, administrative agency or commission or other governmental or other regulatory authority or agency, foreign or domestic (a "GOVERNMENTAL ENTITY") (except for (A) compliance with any applicable requirements of the Exchange Act, (B) any filings as may be required under the MBCL in connection with the Merger, (C) filings, Permits, authorizations, consents and approvals as may be required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), (D) the filing with the SEC and the American Stock Exchange of (1) the Schedule 14D-9, (2) a Proxy Statement if stockholder approval is required by law and (3) such reports under
Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Transactions, or (E) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws), (iii) result in a material violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any material note, bond, mortgage, lien, indenture, lease, license, contract, understanding, commitment, arrangement or agreement, whether oral or written, or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which any of them or any of their respective properties or assets may be bound (each, a "COMPANY AGREEMENT") or
(iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any Company Subsidiary or any of their respective properties or assets.

                  Section 4.8 COMPANY SEC DOCUMENTS AND FINANCIAL STATEMENTS.

                  (a) (i) The Company has filed with the SEC all forms, reports, schedules, statements and other documents required by it to be filed since December 31, 2000 under the Exchange Act or the Securities Act (as such documents have been amended since the time of their filing, collectively, the "COMPANY SEC DOCUMENTS"). As of their respective dates, or if amended, as of the date of the last such amendment, the Company SEC Documents (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company Subsidiaries is required to file any forms, reports or other documents with the SEC.

                          (ii) All of the audited financial statements and
unaudited consolidated interim financial statements of the Company included in the Company SEC Documents (collectively, the "FINANCIAL STATEMENTS") (A) have been prepared from, are in accordance with, and accurately reflect the books and records of the Company and the Company Subsidiaries on a consolidated basis, (B) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, (C) have been prepared on a closed (settled) basis and in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto and except, in the case of the unaudited interim statements, as may be permitted under Form 10-Q of the Exchange Act), and (D) fairly present the consolidated financial position and the consolidated results of operations and cash flows (subject, in the case of unaudited interim financial statements, to normal year-end adjustments that are not material in the aggregate) of the Company and the Company Subsidiaries, on a consolidated basis, as of the times and for the periods referred to therein.

                          (iii) The interim unaudited financial statements of
the Company, as of and for the six months period ended June 30, 2002 (the "INTERIM FINANCIAL STATEMENTS") (A) have been prepared from, are in accordance with, and accurately reflect the books and records of the Company and the Company Subsidiaries on a consolidated basis, (B) have been prepared on a closed (settled) basis and in accordance with GAAP applied on a consistent basis during the five month period then ended, and (C) fairly present the consolidated financial position and the consolidated results of operations and cash flows (subject to normal year-end adjustments that are not material in the aggregate) of the Company and the Company Subsidiaries, on a consolidated basis, as of the times and for the period referred to therein.

                  (b) (i) Except as set forth in Section 4.8(b)(i) of the Company Disclosure Schedule, none of the Company and Company Subsidiaries has any (A) Indebtedness or (B) liabilities under profit sharing plans or post-retirement benefit arrangements. Each of the Company and Company Subsidiaries has cash or cash equivalents on hand at least equal to the amount of customer escrow funds delivered to the Company and Company Subsidiaries by its customers, together with all interest thereon accrued to the Closing Date.

                          (ii) Section 4.8(b)(ii) of the Company Disclosure
Schedule sets forth the names of all financial and other similar institutions at which each of the Company and Company Subsidiaries maintains accounts, deposits or safe deposit boxes of any nature, and the account numbers and the names of all persons authorized to draw thereon or make withdrawals therefrom. The bank balances of the Company and Company Subsidiaries of cash as of August 8, 2002 are set forth on Section 4.8(b)(ii) of the Company Disclosure Schedule.

                  Section 4.9 ABSENCE OF CERTAIN CHANGES. Except as contemplated by this Agreement and except as set forth in Section 4.9 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, since December 31, 2001 (the "BALANCE SHEET DATE"), each of the Company and Company Subsidiaries has conducted its respective business only in the ordinary course of business and consistent with past practice. Without limiting the generality of the foregoing, since the Balance Sheet Date, neither the Company nor any Company Subsidiary has:

                  (a) (i) suffered any Material Adverse Effect, or (ii) become aware of any circumstances that may reasonably be anticipated to cause the Company or any Company Subsidiary to suffer any Material Adverse Effect in the foreseeable future;

                  (b) except as set forth in the listing of Indebtedness in
Section 4.8(b)(i) of the Company Disclosure Schedule, incurred any liabilities or obligations (absolute, accrued, contingent or otherwise) except non-material items incurred in the ordinary course of business consistent with past practice, none of which exceeds $100,000;

                  (c) except as provided in Sections 3.4 and 3.5 of this Agreement, paid, discharged or satisfied any claim, liability or obligation (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, of liabilities and obligations reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business consistent with past practice;

                  (d) cancelled any debts in excess of $50,000 or waived any claims or rights of material value;

                  (e) (i) sold, leased, transferred, or disposed of any of its assets (real, personal or mixed, tangible or intangible) or rights, except in the ordinary course of business consistent with past practice and not individually or in the aggregate material, (ii) incurred any Encumbrance upon its assets other than Permitted Encumbrances, (iii) acquired or leased any assets or rights other than in the ordinary course of business consistent with past practice that individually or in the aggregate would not be material;

                  (f) disposed of or permitted to lapse any rights to the use of any Intellectual Property, or disposed of or disclosed (except as necessary in the conduct of its business) to any Person other than representatives of Parent, any Trade Secret or other Intellectual Property not theretofore a matter of public knowledge;

                  (g) (i) granted any increase in the compensation, bonus or other benefits of officers, directors, employees or sales associates (including any such increase pursuant to any bonus, pension, profit sharing or other plan, agreement or commitment) or any increase in the compensation or benefits payable or to become payable to any officer or employee, except in the ordinary course of business consistent with past practice, (ii) granted any increase in benefits payable under any existing severance or termination pay policies or employment agreements with respect to any officer, director, employee or sales associate or
(iii) entered into or amended any employment, deferred compensation or similar arrangement with any current or former officer, director, employee or sales associate;

                  (h) made or committed to make any capital expenditures except in the ordinary course of business consistent with past practice and in amounts not in excess of $50,000 individually or $300,000 in the aggregate;

                  (i) except for the dividend in the amount of $0.20 per Share that was declared on November 7, 2001 and paid on January 3, 2002, declared, paid or set aside for payment any dividend or other distribution (whether in cash, securities or property or any combination thereof), in respect of any class or series of its capital stock or other interests or redeemed, purchased or otherwise acquired, directly or indirectly, any shares of capital stock or other securities of the Company or any Company Subsidiary;

                  (j) (i) made any change in any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP;

                  (k) except as set forth in Section 4.9(k) of the Company Disclosure Schedule, made or changed any Tax election, changed an annual accounting period, adopted or changed any accounting method, filed any amended Tax Returns, entered into any closing agreement, settled or consented to any Tax Claim, surrendered any right to claim a refund of Taxes, settled or compromised any Tax liability or consented to any extension or waiver of the limitation period applicable to any Tax Claim;

                  (l) except as set forth in Section 4.9(l) of the Company Disclosure Schedule, made any payments, loans, advances or other distributions to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, employees, agents, consultants or sales associates, stockholders or their Affiliates except for directors' fees, and compensation to officers at rates not exceeding the rates of compensation paid during the year 2001;

                  (m) had a judgment entered or settled any Litigation resulting in a loss, payment or other cost, after receipt of insurance payments, in excess of $25,000 individually, or $100,000 in the aggregate;

                  (n) made any change in its working capital practices generally, including accelerating any collections of cash or accounts receivable or deferring payments or accruals;

                  (o) except as set forth in Section 4.9(o) of the Company Disclosure Schedule, altered through merger, liquidation, reorganization, restructuring or in any other material fashion its corporate structure or ownership or amended the articles of organization, bylaws or similar organizational documents of the Company or any Company Subsidiary in any material respect;

                  (p) entered into or amended in an adverse manner any Material Company Agreement; or

                  (q) agreed, whether in writing or otherwise, to take any of the foregoing actions or any action which would reasonably be expected to prevent or delay the consummation of the Transactions.

                  Section 4.10 NO UNDISCLOSED LIABILITIES. Except (a) as disclosed in the Financial Statements or the Company SEC Documents and (b) for liabilities and obligations incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, neither the Company nor any Company Subsidiary has incurred any material liabilities or obligations of any nature, whether or not accrued, contingent or otherwise. Section 4.10(b) of the Company Disclosure Schedule sets forth, as of the date hereof, the amount of the principal and unpaid interest outstanding under each instrument evidencing any amount of Indebtedness of the Company and the Company Subsidiaries which will accelerate or become due or result in a right of redemption or repurchase on the part of the holder of such Indebtedness (with or without due notice or lapse of time) as a result of this Agreement or the Transactions.

                  Section 4.11 ASSETS. (a) Each of the Company and the Company Subsidiaries owns, or otherwise has a valid leasehold interest providing sufficient and legally enforceable (subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditor's rights and to general principles of equity) rights to use, all of the property and assets necessary or material to its conduct of the Business as currently conducted or otherwise used or held for use by it in the Business. The Company and the Company Subsidiaries have good title to all properties and assets reflected in the Financial Statements and Interim Financial Statements or acquired since the date of the Financial Statements and the Interim Financial Statements (which subsequently acquired properties and assets are listed in the Company Disclosure Schedule to the extent material), free and clear of all Encumbrances whatsoever except Permitted Encumbrances, other than assets disposed of since the date of the Financial Statements in the ordinary course of business consistent with past practice which are not, individually or in the aggregate, nor are reasonably expected to be, material. Such assets are, considered in the aggregate, in reasonable operating condition and repair (ordinary wear and tear excepted) in all material respects, have been reasonably maintained in all material respects and are suitable for their present use in all material respects.

                  (b) (i) Section 4.11(b)(i) of the Company Disclosure Schedule contains a list of all real property (including the address thereof) leased by the Company and the Company Subsidiaries, indicating the use thereof, the lessee of such real property, and the name and address of the lessor together with any amendments, modifications, extensions or other agreements (the "LEASES"). With respect to all real property leased by any of the Company and the Company Subsidiaries (the "LEASED REAL PROPERTY"), the Company and the Company Subsidiaries have possession thereof, and have valid leasehold interests providing exclusive and legally enforceable rights to use such Leased Real Property, free and clear of all Encumbrances except Permitted Encumbrances.

                          (ii) Section 4.11(b)(ii) of the Company Disclosure
Schedule sets forth a complete list of all real property owned by the Company and the Company Subsidiaries (the "OWNED REAL PROPERTY" and, together with the Leased Real Property, the "REAL PROPERTY"). All such Owned Real Property is free and clear of all Encumbrances except Permitted Encumbrances, and is not subject to any leases or other occupancy agreements, rights of way, building use restrictions, exceptions, variances, reservations or limitations of any nature whatsoever except, with respect to all such Owned Real Property, (a) liens shown on the Balance Sheet as securing specified liabilities or obligations with respect to which no default exists; (b) minor imperfections of title, if any, none of which are substantial in amount, materially detract from the value or impair the use of the property subject thereto, or impair the operations of the Company or any Company Subsidiary and which have arisen only in the ordinary course of business and consistent with past practice since the Balance Sheet Date; and (c) liens for current taxes not yet due.

                          (iii) The current use of the Real Property by the
Company and the Company Subsidiaries does not violate in any material respect the certificate of occupancy thereof, any local zoning or similar land use or other laws or, in the case of the Leased Real Property, the applicable Lease. None of the Company and the Company Subsidiaries or any of their Affiliates has received written notice of any pending or threatened condemnation proceeding, or of any sale or other disposition in lieu of condemnation, affecting any of the Real Property. None of the Company and the Company Subsidiaries has subleased any of the Real Property or given any third party any license or other right to occupy any portion of the Real Property leased by it (other than the access provided to Sales Associates to work in the offices). Except as set forth in
Section 4.11(b)(iii) of the Company Disclosure Schedule, no Real Property is used for any purpose other than the conduct of the Business.

                  (c) The Company has delivered or made available to Purchaser a true, correct and complete copy of each of the Leases and subleases, including all amendments, supplements or other modifications thereto, and (i) each Lease is legal, valid, binding and enforceable against the Company and Company Subsidiaries party thereto in accordance with the terms thereof, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to creditor's rights and to general principles of equity; (ii) neither the Company and Company Subsidiaries, nor, any other party to any Lease, has waived any material term or condition thereof, and all material covenants to be performed by the Company and Company Subsidiaries prior to the Closing, or to the Company's knowledge, by any other party to any Lease, have been performed in all material respects; (iii) none of the Company and Company Subsidiaries nor, or to the Company's knowledge, by any other party to any Lease, is in breach or default under any Lease, and no event or circumstance exists or has occurred which, with the delivery of notice, the passage of time or both, would constitute a breach or default by the Company or any Company Subsidiary, or to the Company's knowledge, by any other party thereto, permit the termination, modification or acceleration of rent under any Lease; (iv) no security deposit or portion thereof deposited with respect to any Lease has been applied in respect of a breach or default under any Lease which has not been redeposited in full; (v) the Company and the Company Subsidiaries do not owe, nor will they at Closing, pursuant to existing agreements, owe, any brokerage commissions or finder's fees with respect to any Lease; and (vi) the Company and the Company Subsidiaries have not subleased, or collaterally assigned or granted any security interest in any Lease or any interest therein.

                  (d) Section 4.11(d) of the Company Disclosure Schedule sets forth for each of the Company and the Company Subsidiaries that has such property, the aggregate net book value of the furniture, fixtures and equipment owned and used by them as of July 31, 2002. Except as set forth on Section 4.11(d) of the Company Disclosure Schedule, no material personal property owned by the Company or any Company Subsidiary is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement or subject to any Encumbrances.

                  (e) Except for the stockholder loans set forth on Section 4.11(e) of the Company Disclosure Schedule (all of which shall be repaid in full upon the payment for the Shares pursuant to the Offer), all receivables of the Companies reflected on the Financial Statements and the Interim Financial Statements, and all receivables created after the date of the Financial Statements, arose from valid transactions with unrelated parties in the ordinary course of business and to the knowledge of the Company, subject to reserves for doubtful accounts reflected on the Financial Statements and Interim Financial Statements (as applicable), are collectible in their full amount, net of applicable reserves reflected in the Financial Statements and Interim Financial Statements (as applicable). Except as set forth on Section 4.11(e) of the Company Disclosure Schedule, no account receivable set forth therein is owned by any Person other than the Company or any Company Subsidiary.

                  Section 4.12 LITIGATION AND CLAIMS; COMPLIANCE WITH LAWS. (a)
Section 4.12(a) of the Company Disclosure Schedule lists all Litigation pending or, to the knowledge of the Company, threatened in writing, including the name of the claimant, the status of the Litigation, the date of the alleged act or omission, a summary of the nature of the alleged act or omission, the date the claim was made, the date the matter was referred to the Company's and Company Subsidiaries' errors and omissions insurance carrier (if referred) and a statement as to whether the claim is insured and if so the insurance policy applicable to such claim. Except as indicated in Section 4.12(a) of the Company Disclosure Schedule, (i) all Litigation is reasonably expected to be covered by the insurance policies referenced in Section 4.24, and (ii) to the Company's knowledge there is no Litigation which if adversely determined would reasonably be expected to individually or in the aggregate have a Material Adverse Effect, or individually result in an award in excess of $100,000. Except as indicated in
Section 4.12(a) of the Company Disclosure Schedule, there is no Litigation pending or, to the Company's knowledge, threatened in writing by any customers, potential customers, employees, prospective employees or others against any of the Company and Company Subsidiaries relating to alleged unlawful discrimination or sexual harassment and neither the Company and Company Subsidiaries nor, to the knowledge of the Company, any other Person is investigating any such allegation that, individually or in the aggregate, would reasonably be expected to be material. There is no unsatisfied judgment or any injunction, decree, order or other determination of an arbitrator or Governmental Entity applicable to the Company and Company Subsidiaries or any of their properties or assets. There is no Litigation pending or, to the knowledge of the Company, threatened in writing against the Company or the Company Subsidiaries which seeks to prevent consummation of the Transactions or which seeks damages in connection with the Transactions, and no temporary restraining order, preliminary or permanent injunction or other order or decree which prevents the consummation of the Transactions has been issued and remains in effect.

                  (b) (i) The Company and the Company Subsidiaries, and their respective employees and agents, when acting in relation to the Business, are in compliance in all material respects with all articles of organization and requirements of law, including (A) holding all Permits necessary for the conduct of the Business, and complying in all material respects with each such Permit and (B) being in compliance with all laws having the purpose of prohibiting unlawful discrimination against customers or potential customers.

                          (ii) Since January 1, 2000, none of the Company and
Company Subsidiaries has received any written communication from any Governmental Entity asserting that any of the Company and Company Subsidiaries is not in compliance in all material respects with any requirement of law applicable to the Company and Company Subsidiaries.

                          (iii) The Company and Company Subsidiaries have
complied in all material respects with all requirements of law applicable to the Company and Company Subsidiaries with respect to the treatment of Client Trust Funds or assets subject to escheat, and to the knowledge of the Company, there is no investigation by any Governmental Entity ongoing or threatened with respect to any such matter and, to the knowledge of the Company, no basis exists for any such investigation. Funds of the Company and Company Subsidiaries have not been: (A) used for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (B) used for any direct or indirect unlawful payments to government officials or employees; (C) established or maintained in any unlawful or unrecorded fund of corporate monies or other assets; or (D) paid as any bribe, payoff, kickback or other unlawful payment; and to the knowledge of the Company, no employee or agent has made any such payment on behalf of the Company or any Company Subsidiary.

                  Section 4.13 EMPLOYEE BENEFIT PLANS; ERISA. (a) Except as disclosed in Section 4.13(a) of the Company Disclosure Schedule, there exist, as of the date hereof, no employment or consulting agreement, collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, stock appreciation right or other stock-based incentive, retirement, vacation, severance, change in control or termination pay, disability, death benefit, hospitalization, medical, life insurance or other insurance or any other plan, program, agreement, arrangement or understanding (whether or not legally binding) providing benefits to, or entered into between, any current or former employee, officer, consultant or director of the Company or any Subsidiary that is sponsored, maintained, contributed to or required to be contributed to, by the Company or any Company Subsidiary or any Person that, together with the Company and its Subsidiaries, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (the Company and each such other Person, an "ERISA AFFILIATE") for the benefit of any current or former employees, officers, consultants or directors of the Company or any Company Subsidiary (collectively, the "BENEFIT PLANS"). Except as disclosed in Section 4.13(a) of the Company Disclosure Schedule, there has not been any adoption or amendment (or an agreement to adopt or amend) by the Company or any Company Subsidiary of any Benefit Plan that is not reflected in the documents made available to Parent under Section 4.13(b)(i). Section 4.13(a) of the Company Disclosure Schedule contains a list of all Benefit Plans that are "employee pension benefit plans" (as defined in Section 3(2) of ERISA) (the "PENSION PLANS"), and "employee welfare benefit plans" (as defined in Section 3(1) of ERISA).

                  (b) The Company has made available to Parent true, complete and correct copies of (i) each Benefit Plan (or, in the case of any unwritten Benefit Plans, descriptions thereof), (ii) the three most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), plus schedules related thereto, (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required (together with all Summaries of Material Modification issued with respect thereto), (iv) each trust agreement and group annuity contract relating to any Benefit Plan and (v) all material contracts and employee communications relating to each Benefit Plan.

                  (c) Each Benefit Plan has been established and administered in accordance with its terms and applicable laws, including, but not limited to, ERISA, the Code and other applicable laws.

                  (d) All Pension Plans intended to qualify under Sections 401(a) and 501(a) of the Code have been the subject of determination or opinion letters from the Internal Revenue Service to the effect that such Pension Plans are so qualified and are exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, a true, complete and correct copy of each such determination or opinion letter has been provided to Parent, and no such determination or opinion letter has been revoked nor has any event occurred since the date of the most recent determination or opinion letter or application therefor for each Pension Plan that would adversely affect its qualification (other than changes in applicable laws, regulations or rulings requiring an amendment to a Pension Plan for which the remedial amendment period has not yet expired) or materially increase its costs.

                  (e) Neither the Company, nor any Company Subsidiary, nor any ERISA Affiliate has at any time maintained, contributed or been obligated to contribute to any Benefit Plan that is subject to Section 302 or Title IV of ERISA, including without limitation any "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA).

                  (f) Except as set forth in Section 4.13(f) of the Company Disclosure Schedule, no current or former employee, officer, consultant or director of the Company or any Company Subsidiary will be entitled, as a result of the Transactions, either alone or in combination with another event, to any additional compensation or benefits or any acceleration of the time of payment or vesting or any other enhancement of any compensation or benefits under any Benefit Plan.

                  (g) The deduction of any amount payable or benefit provided pursuant to the terms of the Benefit Plans will not be subject to disallowance under Section 280G or 162(m) of the Code. No Person is entitled to receive any "gross-up" payment from the Company or any Company Subsidiary, the Surviving Corporation or any other Person in the event that the excise tax of Section 4999(a) of the Code is imposed on such Person.

                  (h) No Benefit Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees, officers, consultants or directors of the Company, any Company Subsidiary or any ERISA Affiliate after retirement or other termination of service, other than coverage or payments mandated by applicable law, benefits accrued under the Company 401(k) Plan or conversion rights under a Benefit Plan. No condition exists that would prevent the Company or any Company Subsidiary from amending or terminating any Benefit Plan providing health or medical benefits in respect of any active or former employee of the Company, or any Company Subsidiary.

                  (i) There are no pending or, to the Company's knowledge, threatened or anticipated claims by or on behalf of any Benefit Plan, by any employee or beneficiary under any Benefit Plan or otherwise involving any Benefit Plan (other than routine and immaterial claims for benefits).

                  (j) Neither the Company nor any Company Subsidiary, any ERISA Affiliate, any of the Benefit Plans, any trust created thereunder nor any trustee or administrator thereof has engaged in a transaction or has taken or failed to take any action in connection with which any such Person or entity or any party dealing with the Benefit Plans or any such trust could reasonably be expected to become subject to either a civil penalty assessed pursuant to section 409 or 502(i) or ERISA or a tax imposed pursuant to section 4975, 4976 or 4980B of the Code.

                  (k) All contributions required to be made with respect to any Benefit Plan on or prior to the Effective Time have been timely made or are reflected on the Company's balance sheet most recently filed with the SEC or adequate reserves have been made for them.

                  Section 4.14 TAXES. Except as set forth in Section 4.14 of the Company Disclosure Schedule:

                  (a) the Company and all Company Subsidiaries (x) have timely filed (or there have been timely filed on their behalf) with the appropriate Tax Authorities all Tax Returns required to be filed by them, and such Tax Returns are true, correct and complete, and (y) have timely paid all Taxes that are due and payable except for those Taxes that are being contested in good faith and for which adequate reserves have been established in the Financial Statements and Interim Financial Statements in accordance with GAAP;

                  (b) there are no liens for Taxes upon any property or assets of the Company or any Company Subsidiary thereof, except for liens for Taxes not yet due or for Taxes that are being contested in good faith and for which adequate reserves have been established in the Financial Statements and Interim Financial Statements in accordance with GAAP;

                  (c) no Federal, state, local or foreign action, suit, claim, audit, assessment, or judicial or administrative proceeding (each a "TAX CLAIM") is pending with regard to any Taxes or Tax Returns of the Company or any Company Subsidiary and to the best knowledge of the Company and the Company Subsidiaries no Tax Claim will be made;

                  (d) each of the Company and the Company Subsidiaries have complied with all applicable rules and regulations relating to the withholding of Taxes and have withheld and paid over to the relevant taxing authority all Taxes required to have been withheld and paid, including, without limitation, withholding in connection with payments to employees, independent contractors, creditors, stockholders or other third parties;

                  (e) the Financial Statements contain adequate reserves in accordance with GAAP for all Taxes payable by the Company and each Company Subsidiary for all taxable periods and portions thereof accrued through the date of such Financial Statements and Interim Financial Statements;

                  (f) neither the Company nor any Company Subsidiary has filed a consent under section 341(f) of the Code;

                  (g) the Federal income Tax Returns of the Company and the Company Subsidiaries have not been examined by the applicable Tax Authorities for any periods;

                  (h) neither the Company nor any Company Subsidiary is a party to any agreement providing for the allocation, indemnification, or sharing of Taxes;

                  (i) neither the Company nor any Company Subsidiary has been a member of any "affiliated group" (as defined in section 1504(a) of the Code) (or any combined or unitary group under foreign, state, or local law) other than the affiliated group of which Company is the "parent" and is not subject to Treas. Reg. 1.1502-6 (or any similar provision under foreign, state, or local law) for any period other than in connection with the affiliated group of which the Company is the "parent;"

                  (j) neither the Company nor any Company Subsidiary has consented to the extension or waiver of any limitation period applicable to Taxes, Tax Returns or Tax Claims; and

                  (k) the Company has not been a United States Real Property Holding Company (within the meaning of section 897(c)(2) of the Code) during the applicable period specified in section 897(c)(1)(A)(ii) of the Code.

                  Section 4.15 MATERIAL CONTRACTS. Each Company Agreement is valid, binding and enforceable and is in full force and effect and there are no defaults thereunder, except where the failure to be in full force and effect or where the default that would not, individually or in the aggregate, have a Material Adverse Effect. Section 4.15 of the Company Disclosure Schedule sets forth a true, correct and complete list of (each a "MATERIAL COMPANY AGREEMENT"):

                  (a) all Company Agreements currently in effect (and any amendments thereto) that would be required to be filed as an exhibit to an Annual Report on Form 10-K of the Company pursuant to Item 601(b)(10) of Regulation S-K of the SEC;

                  (b) all Company Agreements imposing restrictions on the ability of the Company or any Company Subsidiary or any of their affiliates to conduct business or engage in any activities, or requires the Company or any Company Subsidiary to conduct business exclusively with one or more Persons, in any jurisdiction or territory or with respect to any product or service;

                  (c) all Company Agreements relating to franchise or licensing matters, including any of the Company or any Company Subsidiary being a franchisee, sub-franchisee or franchisor, sub-franchisor of any Person or under any obligation to any Person with respect to a franchisee or franchisor (or sub-franchisor or sub-franchisee) relationship, or any of the Company or any Company Subsidiary having granted any Person the right to operate a franchised or licensed business using any Trademark owned or used by any of the Company or any Company Subsidiary or the right to sell or grant others a franchise or license to use any Trademarks owned by any of the Company or any Company Subsidiary;

                  (d) all Company Agreements relating to the relocation business conducted by the Company or any Company Subsidiary, under which the Company or any Company Subsidiary has provided relocation services;

                  (e) all Company Agreements relating to insurance, including without limitation insurance carriage agreements;

                  (f) all Company Agreements related to the mortgage brokerage and banking business, including without limitation investor agreements;

                  (g) all Company Agreements that are indentures, credit agreements, security agreements, mortgages, guarantees or promissory notes, or otherwise relate to the borrowing or lending of money by the Company or any Company subsidiary, other than first and second mortgage loans made in the ordinary course of business by the Mortgage Company;

                  (h) all Company Agreements that are partnership, joint venture or similar agreements and all contracts, agreements and arrangements providing any Person (other than the Company or any Company Subsidiary) with rights of refusal, buy/sell rights or similar rights with respect to any asset or property of any of the Company or any Company Subsidiary or any aspect of the Business;

                  (i) all Company Agreements that are bonds or agreements of guarantee or indemnification in which the Company or any Company Subsidiary acts as surety, guarantor or indemnitor with respect to any obligation (fixed or contingent) in excess of $100,000, individually, or $250,000, in the aggregate, and that cannot be terminated within 60 days following notice thereof without the payment of a penalty;

                  (j) any personal property lease with an annual payment of more than $50,000;

                  (k) any Company Agreement (other than those listed in paragraphs (a)-(g) above which provides for payments to or from the Company or any Company Subsidiary in an amount in excess of $100,000 annually or $250,000 in the aggregate over the life of such Company Agreement; and

                  (l) all Company Agreements containing non-competition, geographical restrictions or similar covenants relating to the Business.

                  Section 4.16 AFFILIATE TRANSACTIONS. Except as set forth in
Section 4.16 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, since January 1, 2002 there have been no transactions, agreements, arrangements or understandings between the Company or any Company Subsidiary, on the one hand, and their respective affiliates, on the other hand, that would be required to be disclosed under Item 404 of Regulation S-K under the Securities Act (except for amounts due as normal salaries and bonuses and in reimbursements of ordinary expenses). Except as set forth in
Section 4.16 of the Company Disclosure Schedule or in the Company SEC Documents filed prior to the date hereof, no director, officer or other Affiliate of the Company or any Company Subsidiary owns, directly or indirectly, any interest in, or is an officer, director, employee or consultant of, any Person which is a competitor, lessor, lessee, customer or supplier of the Company; and no officer, director or other affiliate of the Company or any of Company Subsidiary (i) owns, directly or indirectly, in whole or in part, any Intellectual Property which the Company or any Company Subsidiary is using or the use of which is necessary for the Business, (ii) has any claim, charge, action or cause of action against the Company or any Company Subsidiary, except for immaterial claims for accrued vacation pay, accrued benefits under any Benefit Plans and similar matters and agreements existing on the date hereof, (iii) has made, on behalf of the Company or any Company Subsidiary, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other Person of which any officer, director or other affiliate of the Company or any Company Subsidiary, or, to the Company's knowledge, a relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies), (iv) owes any money to the Company or any Company Subsidiary (except for reimbursement of advances in the ordinary course of business consistent with past practice) or (v) is party to any Company Agreement.

                  Section 4.17 INTELLECTUAL PROPERTY. (a) Section 4.17(a) of the Company Disclosure Schedule sets forth, for all Company Intellectual Property owned by the Company or any of the Company Subsidiaries, a complete and accurate list, of all U.S. and foreign registered, issued, applied for, or material: (A) Patents; (B) Trademarks (including domain name registrations); (C) Copyrights; and (D) Software (other than readily available commercial software programs having an acquisition price of less than $5,000).

                  (b) Section 4.17(b) of the Company Disclosure Schedule sets forth a complete and accurate list of all agreements granting, obtaining or restricting any right to use or to practice any rights under any Intellectual Property, to which the Company or any of the Company Subsidiaries is a party or otherwise bound, including, without limitation, agreements for material Software which is licensed, leased or otherwise used by the Company or any of the Company Subsidiaries (other than licenses for readily available commercial software programs having an acquisition price of less than $5,000), agreements for Software which is owned by the Company or any of the Company

Subsidiaries, other license agreements, development agreements, settlement agreements, consent-to-use agreements and covenants not to sue (collectively, "LICENSE AGREEMENTS") and identifies which Intellectual Property is subject to such License Agreements. No royalties or other fees are payable by the Company or any of the Company Subsidiaries to any third parties for the use of or right to use any Intellectual Property except pursuant to the License Agreements.

                  (c) Except as set forth in Section 4.17(c) of the Company Disclosure Schedule:

                          (i) the Company or the Company Subsidiaries own or
have the right to use all Company Intellectual Property free and clear of all Encumbrances and the Company or one of the Company Subsidiaries is the sole owner of all Intellectual Property, and is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed in Section 4.17(a) of the Disclosure Schedule;

                          (ii) all material Company Intellectual Property owned
or, to the best knowledge of the Company and the Company Subsidiaries, used, by the Company or any of the Company Subsidiaries has been duly maintained, is valid and subsisting, in full force and effect and has not been cancelled, expired or abandoned;

                          (iii) there is no pending or threatened claim, suit,
arbitration or other adversarial proceeding before any court, agency, arbitral tribunal, or registration authority in any jurisdiction involving (A) the Company Intellectual Property owned by the Company or any of the Company Subsidiaries, or (B) to the best knowledge of the Company, the Company Intellectual Property licensed to the Company or any of the Company Subsidiaries, alleging that the activities or the conduct of the Company's or any of the Company Subsidiaries' businesses infringes upon or otherwise violates the Intellectual Property rights of any third party or challenging the Company's or any of the Company Subsidiary's ownership, use, validity, enforceability or registrability of any Intellectual Property;

                          (iv) to the best knowledge of the Company and the
Company Subsidiaries, no third party is infringing or otherwise violating any Company Intellectual Property, and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by the Company or any of the Company Subsidiaries;

                          (v) neither the Company nor any Company Subsidiaries
have licensed or sublicensed its rights in any Intellectual Property, or received or been granted any such rights, other than pursuant to the License Agreements;

                          (vi) the License Agreements are valid and binding
obligations of the Company or Company Subsidiaries, enforceable in accordance with their terms, and there exists no event or condition which will result in a violation or breach of, or constitute a default by the Company or Company Subsidiaries or, to the best knowledge of the Company, the other party thereto, under any such License Agreement;

                          (vii) the Company and each of the Company Subsidiaries
takes reasonable measures to protect the confidentiality of Trade Secrets, and no Trade Secret of the Company or any of the Company Subsidiaries has been disclosed or authorized to be disclosed to any third party other than pursuant to a written non-disclosure agreement that adequately protects the proprietary interests of the Company and the applicable Company Subsidiaries in and to such Trade Secrets;

                          (viii) this Agreement and the consummation of the
transactions contemplated hereby will not (A) result in the loss or impairment of the Company's or any of the Company Subsidiaries' rights to own, use, or to bring any action for the infringement or other violation of, any of the Company Intellectual Property, (B) require the consent of any third party in respect of any Intellectual Property, (C) result in any third party being granted rights or access to, or the placement in or release from escrow of, any Company Intellectual Property, (D) result in the Company or any Company Subsidiary granting to any third party rights greater than the rights granted by the Company or any Company Subsidiary prior to the Closing to Intellectual Property owned by, or licensed to, the Company or any Company Subsidiary pursuant to any agreement to which the Company or any Company Subsidiary is a party or by which it is bound, (E) result in the Company or any Company Subsidiary being bound by, or subject to, any non-compete or other restriction on the operation or scope of its businesses greater than the restrictions, if any, to which the Company or any Company Subsidiary is bound or subject to prior to the Closing, or (F) result in the Company or any Company Subsidiary being obligated to pay royalties or other amounts to any third party in excess of the amounts payable by the Company or the Company Subsidiaries prior to the Closing pursuant to any agreement to which the Company or any Company Subsidiary is a party or by which it is bound.

                          (ix) all Software set forth in Section 4.17(a) of the
Company Disclosure Schedule, was either developed (A) by employees of the Company or any of the Company Subsidiaries within the scope of their employment, or (B) by independent contractors who have assigned all of their rights to the Company or any of the Company Subsidiaries pursuant to a written agreement. No third party has had access to any of the source code for any of such Software, and no act has been done or omitted to be done by the Company or any of the Company Subsidiaries to impair or dedicate to the public or entitle any governmental entity to hold abandoned any of such Software.

                  Section 4.18 LABOR MATTERS. (a) The Company and each Company Subsidiary has good labor relations and there are no controversies pending, or to the knowledge of the Company, threatened in writing between the Company or any Company Subsidiary, on the one hand, and any of their respective employees, sales associates, applicants for employment or independent contractors, on the other hand, which would have, individually or in the aggregate, a Material Adverse Effect. Since January 1, 2000, there has been no labor union organizing any employees of the

Company or any Company Subsidiary into one or more collective bargaining units. No employees of the Company or Company Subsidiaries are represented by any labor union.

                  (b) The Company and all Company Subsidiaries are in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment, and wages and hours and occupational health and safety.

                  (c) Neither the Company nor Company Subsidiaries nor, to the Company's knowledge, any of their respective employees, agents or representatives has committed any unfair labor practice as defined in the National Labor Relations Act and there is no unfair labor practice charge against the Company or any Company Subsidiary pending or threatened in writing before the National Labor Relations Board or any similar agency.

                  (d) Since January 1, 2000 there has been no and currently there is no labor dispute, strike, slowdown or work stoppage affecting or, to the Company's knowledge, threatened against the Company or any Company Subsidiary.

                  (e) Neither the Company nor any of the Company Subsidiaries has received notice in writing of any actual or threatened investigation, charge or complaint against Company or any of its Subsidiaries with respect to employees, applicants for employment or independent contractors pending before the Equal Employment Opportunity Commission or any other Governmental Entity regarding an unlawful employment practice.

                  (f) The Company and each of its Subsidiaries are and have been in compliance with all notice and other requirements under the Workers' Adjustment and Retraining Notification Act.

                  (g) Section 4.18 of the Company Disclosure Schedule sets forth a list of all employment agreements, employee handbooks or manuals, or sales associate manuals or handbooks of Company or Company Subsidiaries, true and correct copies of which have been previously made available to Purchaser.

                  (h) The Company and Company Subsidiaries have at all times properly classified each of their respective employees as employees and each of their independent contractors as independent contractors, as applicable. There is no action, suit or investigation pending, or to the knowledge of the Company, threatened in writing, against the Company or Company Subsidiaries by any Person challenging or questioning the classification by the Company or Company Subsidiaries of any Person as an independent contractor, including any claim for unpaid benefits, for or on behalf of, any such Persons.

                  Section 4.19 CUSTOMER NON-DISCRIMINATION. Except as set forth in Section 4.19 of the Company Disclosure Schedule, the Company, the Company Subsidiaries, and to the knowledge of the Company, each Person acting as an agent of the Company or Company Subsidiaries, is in compliance with all federal, state and local laws, statute and regulations having the purpose or effect of prohibiting unlawful discrimination against customers or potential customers and, to the knowledge of the Company, neither the Company nor the Company Subsidiaries have received any complaints from any Person or governmental agency that the Company, the Company Subsidiaries or any Person acting as an agent of the Company or the Company Subsidiaries has engaged in any unlawful discrimination. Except as indicated in Section 4.19 of the Company Disclosure Schedule, there is no litigation pending or, to the knowledge of the Company, threatened in writing by any customers, potential customers or others against the Company or Company Subsidiaries relating to alleged unlawful discrimination or harassment and neither the Company, the Company Subsidiaries, nor to the knowledge of the Company, is any other Person investigating any such allegation.

                  Section 4.20 ENVIRONMENTAL MATTERS. Except as set forth in
Section 4.20 of the Company Disclosure Schedule, (a) the Company and the Company Subsidiaries are in compliance in all material respects with federal, state, local and foreign laws and regulations relating to pollution or protection or preservation of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances or hazardous waste, petroleum and petroleum products, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon, or lead or lead-based paints or materials ("MATERIALS OF ENVIRONMENTAL CONCERN"), or otherwise relating to the generation, storage, containment (whether above ground or underground), disposal, transport or handling of Materials of Environmental Concern, or the preservation of the environment or mitigation of adverse effects thereon (collectively, "ENVIRONMENTAL LAWS"), and including, but not limited to, compliance with any Permits or other governmental authorizations or the terms and conditions thereof, except where noncompliance is not reasonably likely to have a Material Adverse Effect; (b) neither the Company nor any Company Subsidiary has received any communication or notice, whether from a Governmental Entity or otherwise, alleging any violation of or noncompliance with any Environmental Laws by the Company or any Company Subsidiary or for which any of them is responsible, and there is no pending or, to the Company's knowledge, no threatened claim, action, investigation or notice by any Person or entity alleging potential liability for investigatory, cleanup or governmental response costs, or natural resources or property damages, or personal injuries, attorneys' fees or penalties relating to
(i) the presence, or release into the environment, of any Materials of Environmental Concern at any location owned or operated by the Company or any Company Subsidiary, now or in the past, or (ii) any violation, or alleged violation, of any Environmental Law (collectively, "ENVIRONMENTAL CLAIMS"), except where such notices, communications or Environmental Claims would not have a Material Adverse Effect; and (c) to the Company's knowledge, there are no past or present facts or circumstances that are reasonably likely to form the basis of any Environmental Claim against the Company or any Company Subsidiary or against any Person whose liability for any Environmental Claim the Company or such Company Subsidiary have retained or assumed either contractually or by operation of law, except where such Environmental Claim, if made, would not have a Material Adverse Effect.

                  Section 4.21 INFORMATION IN THE PROXY STATEMENT. The Proxy Statement, if any (and any amendment thereof or supplement thereto), at the date mailed to the Company's stockholders and at the time of any meeting of the Company's stockholders to be held in connection with the Merger, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied in writing by Parent or Purchaser expressly for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  Section 4.22 INFORMATION IN THE OFFER DOCUMENTS AND SCHEDULE 14D-9. The information supplied by the Company expressly for inclusion in the Offer Documents and the Schedule 14D-9 will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that the Company makes no representation or warranty with respect to statements made in the Schedule 14D-9 based on information furnished by Parent or Purchaser for inclusion therein.

                  Section 4.23 OPINION OF FINANCIAL ADVISOR. The Company has received the written opinion of the Company's Financial Advisor, dated August 12, 2002, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, and a copy of such opinion has been delivered to Parent and Purchaser. The Company has been authorized by the Company's Financial Advisor to permit the inclusion of such opinion in its entirety in the Offer Documents, the Schedule 14D-9 and the Proxy Statement.

                  Section 4.24 INSURANCE. (a) The Acquired Insurance Agencies and their employees and independent contractors, as applicable, have all Permits and insurance necessary to the conduct of the portion of the Business involving or relating to insurance (each, an "INSURANCE PERMIT") as it is currently conducted in each jurisdiction in which such Insurance Permits are required. The insurance portion of the Business has been and is being conducted in compliance, in all material respects, with all such Insurance Permits. Neither the Acquired Insurance Agencies, nor to the Company's knowledge, their employees or their independent contractors, acting in relation to the Business, have received any notice from any Governmental Entity that, or otherwise been advised that, the Acquired Insurance Agencies, their employees or their independent contractors, acting in relation to the Business, as applicable, are not in compliance with, or that the

Acquired Insurance Agencies, their employees or their independent contractors, acting in relation to the Business, as applicable, are in violation of, any Insurance Permits. Section 4.24(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of all Insurance Permits held by the Acquired Insurance Agencies, and their employees and independent contractors, acting in relation to the Business, and all jurisdictions in which the Acquired Insurance Agencies, and their employees and independent contractors acting in relation to the Business, are qualified or licensed to transact the Business at it involves or relates to insurance.

                  (b) The Acquired Insurance Agencies, and their employees and independent contractors acting in relation to the Business, as applicable, meet, and at all times have met and are in compliance with, in all material respects, all statutory and regulatory requirements of all Governmental Entities which have jurisdiction over them arising from their insurance activities in connection with or arising out of or relating to the Business. Furthermore, consummation of the transactions contemplated by this Agreement will not result in any Insurance Permit becoming non-compliant with the laws, rules, regulations, decrees, ordinances, or otherwise, of any Governmental Entity.

                  Section 4.25 ADMINISTRATION OF FIDUCIARY ACCOUNTS. Except as set forth on Section 4.25 of the Company Disclosure Schedule, the Acquired Insurance Agencies, their employees and independent contractors, acting in relation to the Business, have properly administered in all respects all accounts for which they act as fiduciaries, including, but not limited to, accounts for which they serve as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing document and applicable state and federal law and regulation and common law. Neither the Acquired Insurance Agencies, nor their employees or independent contractors acting in relation to the Business, or any of their directors or officers, as applicable, has committed any material breach of trust with respect to any such fiduciary account, and the accounting for each such fiduciary account is true and correct in all respects and accurately reflect the assets of such fiduciary account.

                  Section 4.26 POLICIES OF INSURANCE MAINTAINED. Section 4.26 of the Company Disclosure Schedule sets forth, as of the date hereof, all policies of insurance maintained by or for the benefit of the Company and Company Subsidiaries relating to the Business, including any dealing with or regarding the ownership, use, or operation of any of their respective assets and properties and that (i) have been issued to the Company or any Company Subsidiary or (ii) that are held by any Affiliate of the Company or any Company Subsidiary for the benefit of the Company and Company Subsidiaries.

                  Section 4.27 PERSONNEL. (a) Section 4.27(a) of the Company Disclosure Schedule sets forth a true and complete list of (a) the names and current salaries of all directors and officers of each of the Company and the Company Subsidiaries, and (b) the number of shares of the Company Stock owned beneficially or of record, or both, by each such person.

                  (b) Section 4.27(b) of the Company Disclosure Schedule contains a true, correct and complete list of (including the current commission schedule for) all sales associates affiliated with the Company and Company Subsidiaries as of the date hereof (the "SALES ASSOCIATES"), indicating (i) each such Sales Associate's commission split in effect immediately prior to the date of this Agreement and
(ii) each such Sales Associate's total sales commissions earned (A) for the last full calendar year (B) for the current year through July 31, 2002 and (C) for the twelve calendar months ended July 31, 2002 ("GCI PERIOD"). To the knowledge of the Company, as of the date of this Agreement, such list continues to be true, accurate and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices. Since January 1, 2002, the Company and the Company Subsidiaries have not changed their commission schedule, or increased any Sales Associates commission split (except based upon increased sales commissions earned of such Sales Associate consistent with corporate policy and past practices). The Sales Associates have each executed the Independent Contractor Agreement in substantially the form annexed to Section 4.27(b) of the Company Disclosure Schedule.

                  Section 4.28 RECORDS. The corporate record books of the Company and the Company Subsidiaries contain accurate records of all material meetings and accurately reflect all other material actions taken by the boards of directors and committees of the boards of directors of the Company or any Company Subsidiary. Complete and accurate copies of all such record books have been made available by the Company to Purchaser.

                  Section 4.29 PENDINGS, LISTINGS. (a) Section 4.29(a) of the Company Disclosure Schedule sets forth, as of the close of business on August 8, 2002 an itemization of (i) all of the Company's and Company Subsidiaries' rights under open real estate listing contracts between any of the Company and Company Subsidiaries and owners of real property, and (ii) all of the Company's and Company Subsidiaries' rights under real estate listing contracts (x) relating to real estate closings and sales contracts pending as of the date of this Agreement ("PENDINGS") and (y) with respect to Pendings when the Company and Company Subsidiaries are on the "buy side" of the transaction and, to the knowledge of the Company, as of the date of this Agreement, the information set forth in Section 4.29 of the Company Disclosure Schedule continues to be true, accurate and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices.

                  (b) Section 4.29(b) of the Company Disclosure Schedule sets forth as of the close of business on August 8, 2002 an itemization of all of the Company and Company Subsidiaries' loan commitments or other commitments to fund and any agreement to sell or purchase such loans to a third party, as well as under mortgage brokerage arrangements, between any of the Company and the Company Subsidiaries and any prospective purchasers of real property, third party investors or banks, as applicable and, to the knowledge of the Company, as of the date of this Agreement, the information set forth in Section 4.29(b) of the Company Disclosure Schedule continues to be true, accurate and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices.

                  Section 4.30 CLIENT TRUST FUNDS. Section 4.30 of the Company Disclosure Schedule sets forth, as of August 8, 2002, a list that is complete and accurate in all material respects of any and all Client Trust Funds held by any of the Company and the Company Subsidiaries, indicating (by relevant company) the buyer's name, the seller's name, the deal number and the amount thereof and, to the knowledge of the Company, as of the date of this Agreement, such list continues to be true, accurate and complete in all material respects except for such changes since that date resulting from the conduct of the Business in the ordinary course consistent with past practices. The Company and the Company Subsidiaries have held, disbursed and paid to depositors monies from their respective Client Trust Funds in compliance with all applicable Laws. There has been no improper co-mingling of its Client Trust Funds and no shortages exist, nor have any shortages ever existed, in such funds.

                  Section 4.31 REGULATORY AND MORTGAGE BUSINESS MATTERS. (a) Except as set forth in Section 4.31(a) of the Company Disclosure Schedule, the Mortgage Company holds, and has at all times held, all Permits necessary for the lawful conduct of its business under and pursuant to, and has complied in all material respects with and is not currently in violation of any applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity (including any Agency (as defined below)), and the Mortgage Company does not know of, nor has it received notice of, any such violation or non-compliance. Except as set forth in Section 4.31(a) of the Company Disclosure Schedule, since January 1, 2000, the Mortgage Company has not received any notification or communication from any Government Entity (including any Agency)
(a) asserting that it is not in compliance with any law, statute, order, rule, regulation, policy and/or guideline or that it has otherwise engaged in any unlawful business practice, (b) threatening to revoke any Permit, (c) requiring it or any of its directors, officers or controlling persons to enter into a cease and desist order, agreement, or memorandum of understanding, or (d) restricting any of the business activities of the Mortgage Company. Except as set forth in Section 4.31(a) of the Company Disclosure Schedule, neither the Mortgage Company nor any of its directors, officers or employees has been the subject of any, nor is the Mortgage Company aware of any pending or threatened, audit, investigation, review, or compliance, enforcement or disciplinary proceeding or inquiry by any Governmental Entity (including any Agency) against it or any of its officers, directors or employees, other than periodic, routine audits of the Mortgage Company in the ordinary course. The Mortgage Company has provided to Parent and Purchaser copies of all written reports and correspondence received in connection with any such audit, investigation, review, proceeding or inquiry.

                  (b) The Mortgage Company is an approved (1) United States Department of Housing and Urban Development ("HUD") mortgagee and service for Federal Housing Administration ("FHA")-insured loans, (2) lender and service for United States Department of Veterans' Affairs ("VA")-insured loans, and (3) seller/service of one-to-four-family first and second mortgages for the Federal National Mortgage Association ("FNMA") and the Federal Home Loan Mortgage Corporation ("FHLMC"). Section 4.31(b) of the Company Disclosure Schedule sets forth a list of state licenses held by the Mortgage Company in connection with the conduct of its business. The Mortgage Company has timely filed all reports required by any Agency, Investor or Insurer or by any federal, state or municipal law, regulation or ordinance.

                  (c) The Mortgage Company and, to the knowledge of the Company, with respect to any mortgage loan serviced, sub serviced or master-serviced by the Mortgage Company, each originator and each prior servicer of any such loan, has complied and is in compliance (including, without limitation, with respect to the solicitation, documentation, underwriting, processing, origination, purchase, assumption, modification, sale, pooling and servicing of mortgage loans and the maintenance of escrow accounts in connection therewith) in all material respects with (1) all regulations, orders, writs, decrees, injunctions and other requirements of any Governmental Entity (including any Agency) applicable to it, its properties and assets and the conduct of its business (including, without limitation, (x) the rules, regulations and guidelines of FHA, VA, FNMA, HUD, and FHLMC, (y) all local, state or federal law or ordinance, and any regulations or orders issued thereunder, governing or pertaining to fair housing or unlawful discrimination in residential lending (including without limitation anti-redlining, equal credit opportunity, and fair credit reporting), truth-in-lending, real estate settlement procedures, adjustable rate mortgages, adjustable rate mortgage disclosures or consumer credit (including without limitation the federal Consumer Credit Protection Act, the federal Truth-in-Lending Act and Regulation Z thereunder, the federal Real Estate Settlement Procedures Act of 1974 and Regulation X thereunder, and the federal Equal Credit Opportunity Act and Regulation B thereunder) and (z) all usury and interest limitations laws) and (2) all applicable loan documents and all contractual and other requirements of any Investor or Insurer.

                  (d) The Mortgage Company has not done or failed to do, or caused to be done or omitted to be done, any act the effect of which would operate to invalidate or impair (i) any approvals of any Agency or any obligation of or commitment by the FHA to insure, (ii) any VA guarantee or commitment of the VA to guarantee, (iii) any private mortgage insurance or commitment of any private mortgage insurer to insure, (iv) any title insurance policy, (v) any hazard insurance policy, (vi) any flood insurance policy, (vii) any fidelity bond, direct surety bond, errors and omissions or other insurance policy required by any Agency, Investor or Insurer, (viii) any surety or guaranty agreement, (ix) any guaranty issued by FNMA or FHLMC to the Mortgage Company respecting mortgage backed securities issued by the Mortgage Company and any other like guarantee or (x) the rights of the Mortgage Company under any mortgage servicing agreement or Investor Commitment. Since January 1, 2000, no Investor or Insurer has (i) claimed that the Mortgage Company has violated or failed to comply with the applicable underwriting standards with respect to mortgage loans sold by the Mortgage Company to such Investor or (ii) imposed restrictions on the activities (including commitment authority) of the Mortgage Company.

                  (e) Except as set forth on Section 4.31(e) of the Company Disclosure Schedule, the Mortgage Company is not a party to any agreement, arrangement or understanding, nor is it bound by any obligation, to reimburse, indemnify or hold harmless any Person or to otherwise assume any liability suffered or incurred by any Person as a result of any default by the borrower under any mortgage loan. Except as set forth on Section 4.31(e) of the Company Disclosure Schedule, to the knowledge of the Mortgage Company, there exist no facts or circumstances which would entitle any Investor to demand repurchase of any mortgage loan by the Mortgage Company or which would entitle any Investor or Insurer to demand indemnification from the Mortgage Company, to cancel any mortgage insurance held for the Mortgage Company's benefit, or to reduce any mortgage insurance benefits payable to the Mortgage Company.

                  (f) Section 4.31(f) of the Company Disclosure Schedule sets forth a complete and correct list of each Investor Commitment to which the Mortgage Company is a party. The Mortgage Company has made available to Parent and Purchaser complete and correct copies of all such Investor Commitments. Each Investor Commitment constitutes a valid and binding obligation of the Mortgage Company, and of all of the other parties thereto, enforceable in accordance with its terms, subject to bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity (whether applied in a proceeding in equity or at law).

                  (g) Neither the Mortgage Company nor any Affiliate of the Mortgage Company is a "depository institution" as that term is defined in 12 U.S.C. Section 1813(c) or is subject to supervision, regulation or examination by the Board of Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Office of Thrift Supervision, or the Federal Deposit Insurance Corporation.

                  Section 4.32 LOANS. Each loan reflected on the books and records of the Mortgage Company (i) is evidenced by duly executed notes, agreements or other evidences of indebtedness which are true and genuine, (ii) has been secured by a valid mortgage which has been perfected and (iii) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and other laws of general applicability relating to or affecting creditors' rights and to general equity principles. Section 4.32 of the Seller Disclosure Schedule lists all loans that, as of June 30, 2002, have been owned by the Mortgage Company for over 90 days.

                  Section 4.33 FRANCHISE RELATIONSHIPS.

                  (a) Except as set forth in Section 4.33 of the Company Disclosure Schedule, none of the Company and any Company Subsidiaries, nor any Affiliates thereof (i) are, or, at any time after January 1, 2002, were a franchisee, sub-franchisee or sub-franchisor of any Person or under any obligation to any Person with respect to a franchisee or franchisor (or any sub-franchisee or sub-franchisor) relationship or (ii) except as set forth in
Section 4.33 of the Company Disclosure Schedule, have granted any Person the right to operate a franchised or licensed business using any trademark or trade name owned or used by any of the Company and Company Subsidiaries or the right to sell or grant others a franchise or license to use any Trademarks owned by any of the Company and Company Subsidiaries.

                  (b) The Uniform Franchise Offering Circulars of the Company and Company Subsidiaries and the Company Agreements which relate to franchise or licensing matters comply with all applicable laws and such Company Agreements are enforceable in accordance with the terms thereof.

                  Section 4.34 FULL DISCLOSURE. No representation or warranty by the Company in this Agreement contains any untrue statements of a material fact or omits to state any material fact necessary, in order to make the statements made herein, in light of the circumstances under which they were made, not misleading.

                  Section 4.35 BROKERS, FINDERS, ETC. No broker, investment banker, financial advisor or other Person, other than the Company's Financial Advisor, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary. True and correct copies of all agreements between the Company and the Company's Financial Advisor, including, without limitation, any fee arrangements have previously been made available to Parent and Purchaser.


                                    ARTICLE V

                         REPRESENTATIONS AND WARRANTIES
                             OF PARENT AND PURCHASER

                  Parent and Purchaser represent and warrant to the Company as follows:

                  Section 5.1 ORGANIZATION. Each of Parent and Purchaser is a corporation duly organized and validly existing under the laws of the jurisdiction of its respective incorporation or organization.

                  Section 5.2 AUTHORIZATION; VALIDITY OF AGREEMENT; NECESSARY ACTION. Each of Parent and Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the Transactions. The execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation of the Transactions have been duly authorized by the boards of directors of each of Parent and Purchaser, and by Parent as the sole stockholder of Purchaser, and no other corporate authority or approval on the part of Parent or Purchaser is necessary to authorize the execution and delivery by Parent and Purchaser of this Agreement and the consummation of the Transactions. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due and valid authorization, execution and delivery hereof by the Company, is the valid and binding obligation of each of Parent and Purchaser enforceable against each of them in accordance with its terms, except that (i) such enforcement may be subject to applicable bankruptcy, insolvency or other similar laws, now or hereafter in effect, affecting creditors' rights generally, and (ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

                  Section 5.3 CONSENTS AND APPROVALS; NO VIOLATIONS. None of the execution, delivery or performance of this Agreement by Parent or Purchaser, the consummation by Parent or Purchaser of the Transactions, or compliance by Parent or Purchaser with any of the provisions hereof will (a) conflict with or result in any breach of any provision of the certificate of incorporation or bylaws or similar organizational documents of Parent or Purchaser, (b) require any filing by Parent or Purchaser with, or permit, authorization, consent or approval of, any Governmental Entity (except for (i) compliance with any applicable requirements of the Exchange Act, (ii) any filing pursuant to the MBCL, (iii) filings, Permits, authorizations, consents and approvals as may be required under, the HSR Act and comparable merger and notifications, laws or regulations of foreign jurisdictions, (iv) the filing or deemed filing with the SEC and the American Stock Exchange of (A) the Schedule TO, (B) the Proxy Statement, if stockholder approval is required by law, and (C) such reports under Section 13(a) of the Exchange Act as may be required in connection with this Agreement and the Transactions, or (iv) such filings and approvals as may be required by any applicable state securities, blue sky or takeover laws), or (c) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries, or any of their properties or assets, except in the case of clause (b) or (c) such violations, breaches or defaults which would not, individually or in the aggregate, impair in any material respect the ability of each Parent and Purchaser to perform its obligations under this Agreement, as the case may be, or prevent the consummation of any the Transactions.

                  Section 5.4 INFORMATION IN THE PROXY STATEMENT. None of the information supplied by Parent or Purchaser in writing expressly for inclusion or incorporation by reference in the Proxy Statement (or any amendment thereof or supplement thereto) will, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading.

                  Section 5.5 INFORMATION IN THE OFFER DOCUMENTS. The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published or sent or given to the Company's stockholders, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or Purchaser with respect to information furnished by the Company expressly for inclusion in the Offer Documents.

                  Section 5.6 BROKERS. No broker, investment banker, financial advisor or other Person, other than Credit Suisse First Boston Corporation, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or Purchaser.

                  Section 5.7 FINANCING. Parent and Purchaser have, or will have available to them upon the consummation of the Offer, sufficient funds to consummate the Transactions, including payment in full for all Shares validly tendered into the Offer or outstanding at the Effective Time, subject to the terms and conditions of the Offer and this Agreement.

                  Section 5.8 MCRL CHAPTER 110F. During the three years prior to the execution of this Agreement and the Tender and Voting Agreements, none of Parent or Purchaser or any of their respective Affiliates or associates (i) has been, with respect to the Company, an "Interested stockholder" within the meaning of and as defined in the MCRL Chapter 110F, or (ii) has owned any Shares.

                  Section 5.9 LEGAL PROCEEDINGS. As of the date hereof, there is no litigation, governmental investigation or other proceeding against either Parent or Purchaser, or to the actual knowledge of Parent, pending or threatened, relating to this Agreement or the Transactions.


                                   ARTICLE VI

                     CONDUCT OF BUSINESS PENDING THE MERGER

                  Section 6.1 INTERIM OPERATIONS OF THE COMPANY. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 6.1 of the Company Disclosure Schedule (indicating the appropriate subsection for each such disclosure) or (iii) as expressly consented to in writing by Parent, after the date hereof and prior to the earlier of (x) the termination of this Agreement in accordance with Article IX and (y) the time the designees of Parent have been elected to, and shall constitute a majority of, the Company Board of Directors pursuant to Section 2.3 (the "APPOINTMENT DATE"):

                  (a) the business of the Company and the Company Subsidiaries shall be conducted only in the ordinary course of business consistent with past practice, and each of the Company and the Company Subsidiaries shall use its reasonable best efforts to preserve its present business organization intact and maintain satisfactory relations with customers, suppliers, employees, sales associates, contractors, distributors and others having business dealings with it;

                  (b) the Company shall not, directly or indirectly, (i) except upon exercise of the Options outstanding on the date hereof, issue, sell, transfer or pledge or agree to sell, transfer or pledge any capital stock or other equity interests of the Company or any Company Subsidiary, (ii) amend its articles of organization or bylaws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or any outstanding capital stock of the Company;

                  (c) neither the Company nor any Company Subsidiary shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or any Company Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of the Options outstanding on the date hereof; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any of its material assets, or incur or modify any material Indebtedness or other material liability, other than in the ordinary course of business consistent with past practice; or (iv) redeem, purchase or otherwise acquire any shares of any class or series of its capital stock, or any instrument or security which consists of or includes a right to acquire such shares;

                  (d) neither the Company nor any Company Subsidiary shall make any change in the compensation or benefits payable or to become payable to any of its officers, directors, employees, sales associates, agents or consultants (other than increases in wages to employees who are not directors or affiliates, in the ordinary course of business consistent with past practice) or to persons providing management services, enter into, amend or waive any employment, severance, consulting, termination, non-competition or other agreement or employee benefit plan or make any loans to any of its officers, directors, employees, sales associates, affiliates, agents or consultants or make any change in its existing borrowing or lending arrangements for or on behalf of any of such persons pursuant to an employee benefit plan or otherwise;

                  (e) neither the Company nor any Company Subsidiary shall pay or make any accrual or arrangement for payment of any pension, retirement allowance or other employee benefit pursuant to any existing plan, agreement or arrangement to any officer, director, employee or affiliate or pay or agree to pay or make any accrual or arrangement for payment to any officers, directors, employees or affiliates of the Company of any amount relating to unused vacation days, except payments and accruals made in the ordinary course of business consistent with past practice; adopt or pay, grant, issue, accelerate or accrue salary or other payments or benefits pursuant to any pension, profit-sharing, bonus, extra compensation, incentive, deferred compensation, stock purchase, stock option, stock appreciation right, group insurance, severance pay, retirement or other employee benefit plan, agreement or arrangement, or any employment or consulting agreement with or for the benefit of any Company director, officer, employee, agent or consultant, whether past or present, or amend in any material respect any such existing plan, agreement or arrangement in a manner inconsistent with the foregoing;

                  (f) the Company will not enter into any Company Agreement that would be a Material Company Agreement and will not, in any material respect, modify, amend or terminate any Material Company Agreement, and neither the Company nor any Company Subsidiary shall waive, release or assign any material rights or claims under any Material Company Agreement;

                  (g) neither the Company nor any Company Subsidiary will permit any insurance policy naming it as a beneficiary or a loss payee to be cancelled or terminated without notice to Parent;

                  (h) neither the Company nor any Company Subsidiary will (i) incur or assume any Indebtedness other than in the ordinary course of business consistent with past practice pursuant to capital leases, chattel lines of credit and Indebtedness incurred under the Warehouse Credit Agreement and the Revolving Facility; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person; (iii) except for first and second mortgage loans made in the ordinary course of business by the Mortgage Company, make any loans, advances or capital contributions to, or investments in, any other Person; (iv) enter into any material commitment or transaction (including, but not limited to, any borrowing, capital expenditure or purchase, sale or lease of assets or real estate); or (v) dispose of or permit any Encumbrance upon any material assets of the Company or any Company Subsidiary;

                  (i) neither the Company nor any Company Subsidiary will (i) change any of the accounting methods used by it materially affecting its assets, liabilities or business, except for such changes required by GAAP or (ii) make or change any Tax election, change an annual accounting period, adopt or change any accounting method, file any amended Tax Returns, enter into any closing agreement, settle or consent to any Tax Claim, surrender any right to claim a refund of Taxes, or consent to any extension or waiver of the limitation period applicable to any Tax Claim;

                  (j) neither the Company nor any Company Subsidiary will pay, discharge or satisfy any claims, liabilities or obligations (whether absolute, accrued, contingent or otherwise), other than the payment, discharge or satisfaction of any such claims, liabilities or obligations, in the ordinary course of business consistent with past practice, or of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the Financial Statements (or the notes thereto) and the Interim Financial Statements of the Company;

                  (k) neither the Company nor any Company Subsidiary will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any Company Subsidiary (other than the Merger);

                  (l) neither the Company nor any Company Subsidiary will take, or agree in writing or otherwise to take, any action that would or is reasonably likely to result in any of the conditions to the Merger set forth in Article VIII or any of the Offer Conditions not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any material respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Merger in accordance with the terms hereof or materially delay such consummation; and

                  (m) neither the Company nor any Company Subsidiary will enter into any written agreement, contract, commitment or arrangement to do any of the foregoing, or authorize, recommend, propose, in writing or announce an intention to do any of the foregoing.

                  Section 6.2 NO SOLICITATION. (a) The Company shall, and shall cause each of its officers, directors, employees, investment bankers, attorneys, accountants or other agents (collectively "REPRESENTATIVES") to, immediately cease and cause to be terminated all existing discussions, negotiations, communications with any Persons with respect to any existing or potential Acquisition Proposal. The Company also agrees not to release any Person from, waive any provisions of, or fail to enforce any confidentiality agreement or standstill agreement to which the Company is a party. Except pursuant to the exercise of its rights in connection with this Section 6.2, the Company shall not take any action to make the provisions of Chapters 110C or 110F of the MCRL inapplicable to any transaction other than as contemplated in this Agreement. Except as provided in Section 6.2(b), from the date of this Agreement until the earlier of termination of this Agreement or the Effective Time, the Company shall not, and shall not authorize or permit its Representatives to, directly or indirectly, (i) initiate, solicit, induce or encourage, or take any action to facilitate the making of, any inquiry, offer or proposal which constitutes, or is reasonably likely to lead to, an Acquisition Proposal, (ii) participate in any discussions or negotiations regarding any Acquisition Proposal or, in connection with any Acquisition Proposal, furnish to any Person (other than Parent and Purchaser) any information or data with respect to the Company or any Company Subsidiary or otherwise relating to an Acquisition Proposal, or (iii) enter into any agreement with respect to any Acquisition Proposal or approve or resolve to approve any Acquisition Proposal. Any violation of the foregoing restrictions by any of the Representatives, whether or not such Representative is so authorized and whether or not such Representative is purporting to act on behalf of the Company or otherwise, shall be deemed to be a breach of this Agreement by the Company. Notwithstanding the foregoing, nothing contained in this Section 6.2 or any other provision hereof shall prohibit the Company or the Company Board of Directors from taking and disclosing to the Company's stockholders its position with respect to any tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

                  (b) Notwithstanding the foregoing, prior to the acceptance of Shares pursuant to the Offer, the Company may furnish information concerning its business, properties or assets to any Person pursuant to a confidentiality agreement with terms no less favorable to the Company than those contained in the Confidentiality Agreement, dated June 14, 2002, between Parent and the Company (the "CONFIDENTIALITY AGREEMENT"), and negotiate and participate in discussions and negotiations with such Person concerning an Acquisition Proposal if, but only if, (x) such Acquisition Proposal is for all, but not less than all, of the issued and outstanding Shares or all, or substantially all, of the assets of the Company and the Company Subsidiaries on a consolidated basis; (y) such Person has on an unsolicited basis, and in the absence of any violation of this Section 6.2, submitted a bona fide written proposal to the Company relating to any such transaction which the Company Board of Directors determines in good faith, after consultation with outside legal counsel and a nationally recognized financial advisor

(which may be the Company's Financial Advisor), involves consideration to the holders of the Shares that is superior, from a financial point of view, to the consideration offered to the Company's stockholders pursuant to the Offer, considering, among other things, the nature of the currency being offered, and which is not conditioned upon obtaining additional financing or any material regulatory approvals or other risks associated with the timing of the proposed transaction beyond or in addition to those specifically contemplated hereby, and
(z) in the good faith opinion of the Company Board of Directors, only after consultation with outside legal counsel to the Company, providing such information or access or engaging in such discussions or negotiations is in the best interests of the Company and its stockholders and the failure to provide such information or access or to engage in such discussions or negotiations could reasonably be deemed to constitute a breach by the Company Board of Directors of its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x), (y) and (z) being referred to herein as a "SUPERIOR PROPOSAL"). The Company shall promptly (and in any event within 24 hours) notify Parent and Purchaser in writing if any proposals are received by, any information is requested from, or any negotiations or discussions are sought to be initiated or continued with, the Company or its Representatives, in each case in connection with any Acquisition Proposal or the possibility or consideration of making an Acquisition Proposal ("ACQUISITION PROPOSAL INTEREST"), and such notice shall indicate the name of the Person making such Acquisition Proposal Interest and the material terms and conditions of any proposals or offers. The Company agrees that it shall keep Parent and Purchaser informed, on a current basis, of the status and terms of any Acquisition Proposal Interest. The Company shall promptly (and in any event within 24 hours) following determination by the Company Board of Directors that an Acquisition Proposal is a Superior Proposal and prior to providing any such Person with any material non-public information, notify Parent of the making of such determination. The Company shall promptly provide to Parent any material non-public information regarding the Company provided to any other Person which was not previously provided to Parent, such additional information to be provided no later than the date of provision of such information to such other party.

                  (c) Except as set forth in Sections 6.2(c) and 9.1(e), neither the Company Board of Directors nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to the Transactions, to Parent or to Purchaser, the approval or recommendation by the Company Board of Directors or any such committee of the Offer, this Agreement or the Merger, (ii) approve or recommend or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Company Board of Directors may (subject to the terms of this and the following sentence) (A) withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, in connection with a Superior Proposal if after consultation with its independent legal counsel, it determines in good faith that failure to take such action could reasonably be deemed to constitute a breach of its fiduciary duties to the Company's stockholders under applicable law, or (B) approve or recommend a Superior Proposal, or (C) enter into an agreement with respect to a Superior Proposal, in each case at any time after the fifth Business Day following the Company's delivery to Parent of written notice advising

Parent that the Company Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the Person making such Superior Proposal; PROVIDED, HOWEVER, that the Company shall not enter into an agreement with respect to a Superior Proposal unless the Company shall also have terminated this Agreement in compliance with Section 9.1. Any such withdrawal, modification or change of the recommendation or the Company Board of Directors, the approval or recommendation or proposed approval or recommendation of any Superior Proposal or the entry by the Company into any agreement with respect to any Superior Proposal shall not change the approval of the Company Board of Directors for purposes of causing any state takeover statute or other state law to be inapplicable to the Transactions, including each of the Offer, the Merger and the Tender and Voting Agreements.


                                   ARTICLE VII

                              ADDITIONAL AGREEMENTS

                  Section 7.1 PROXY STATEMENT. As promptly as practicable after the consummation of the Offer, if required by the Exchange Act to consummate the Merger, the Company shall prepare and file with the SEC, and shall use its reasonable best efforts to respond promptly to any comments made by the SEC, and promptly thereafter shall mail to stockholders, the Proxy Statement. In such event, the Proxy Statement shall contain the recommendation of the Company Board of Directors in favor of the Merger.

                  Section 7.2 MEETING OF STOCKHOLDERS OF THE COMPANY. In connection with the Special Meeting, if any, the Company shall use its reasonable best efforts to solicit from stockholders of the Company proxies in favor of the Merger, and shall take all other action necessary or, in the reasonable opinion of Purchaser, advisable to secure any vote or consent of such stockholders required by the MBCL and the Company's articles of organization to effect the Merger. Purchaser agrees that it shall vote, or cause to be voted, in favor of the Merger all Shares directly or indirectly beneficially owned by it.

                  Section 7.3 ADDITIONAL AGREEMENTS. Subject to the terms and conditions as herein provided, the Company, Parent and Purchaser shall each comply in all material respects with all applicable laws and with all applicable rules and regulations of any Governmental Entity to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex A attached hereto and in Article VIII, and to consummate and make effective the Merger and the other Transactions. Each of the parties hereto agrees to use its reasonable best efforts to obtain in a timely manner all necessary waivers, consents and approvals and to effect all necessary registrations and filings, and to use its reasonable best efforts to take, or cause to be taken, all other actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the Transactions; PROVIDED, that nothing contained in this Section 7.3 shall require any party to waive or exercise any right hereunder which is waivable or exercisable in the sole discretion of such party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and Purchaser shall use their reasonable best efforts to take, or cause to be taken, all such necessary actions.

                  Section 7.4 NOTIFICATION OF CERTAIN MATTERS. The Company shall give prompt notice to Purchaser and Purchaser shall give prompt notice to the Company, of (a) the occurrence or non-occurrence of any event whose occurrence or non-occurrence, as the case may be, would be likely to cause either (i) any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time or (ii) any Offer Condition to be unsatisfied in any material respect at any time from the date hereof to the date Purchaser purchases Shares pursuant to the Offer (except to the extent it refers to a specific date) and
(b) any material failure of the Company, Purchaser or Parent, as the case may be, or any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; PROVIDED, HOWEVER, that the delivery of any notice pursuant to this Section 7.4 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice or the representations or warranties of the parties or the conditions to the obligations of the parties hereto.

                  Section 7.5 ACCESS; CONFIDENTIALITY. (a) From the date of this Agreement until the Closing, the Company shall, and shall cause the Company Subsidiaries to, (i) give Parent, its officers and a reasonable number of its employees and its authorized representatives, reasonable access at all reasonable times during normal business hours to the Company Agreements, contracts, books, records, analysis, projections, plans, systems, personnel, commitments, offices and other facilities and properties of the Company and the Company Subsidiaries and their accountants and accountants' work papers and (ii) furnish Parent on a timely basis with such financial and operating data and other information with respect to the business and properties of the Company and the Company Subsidiaries as Parent may from time to time reasonably request and use reasonable best efforts to make available at all reasonable times during normal business hours to the officers, employees, accountants, counsel, financing sources and other representatives of the Parent the appropriate individuals (including management, personnel, employees, sales associates, attorneys, accountants and other professionals) for discussion of (A) the Company's business, properties, prospects and personnel and (B) Parent's business, operating and financial plans for the Business following the Closing, in each case as Parent may reasonably request. In addition, the Company hereby agrees that, from the date of this Agreement until the Closing, Parent and its Affiliates may engage in discussions with one or more franchisees of the Company and the Company Subsidiaries to discuss possible business opportunities and transactions between Parent (or its Affiliates) and such franchisees, and the Company hereby waives any rights that it may have to object to any such discussions.

                  (b) No investigation pursuant to this Section 7.5 shall affect any representation or warranty made by the parties hereunder.

                  Section 7.6 CONSENTS AND APPROVALS. Each of Parent, Purchaser and the Company shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the Transactions (which actions shall include, without limitation, furnishing all information required in connection with approvals of or filings with any Governmental Entity) and shall promptly cooperate with and, subject to such confidentiality agreements as may be reasonably necessary or requested, furnish information to each other or their counsel in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the Transactions. Each of the Company, Parent and Purchaser shall, and shall cause respective Subsidiaries to, take all reasonable actions necessary to obtain (and shall cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, Purchaser, the Company or any of their respective Subsidiaries in connection with the Transactions or the taking of any action contemplated thereby or by this Agreement.

                  Section 7.7 PUBLICITY. So long as this Agreement is in effect, neither the Company nor Parent, nor any of their respective Affiliates, shall issue or cause the publication of any press release or other announcement with respect to the Offer, the Merger or this Agreement without the prior consent of the other party, except to the extent such party believes, after consultation with its outside counsel, that such announcement is required by law or by any listing agreement with or listing rules of a national securities exchange or trading market.

                  Section 7.8 DIRECTORS' AND OFFICERS' INSURANCE AND INDEMNIFICATION. (a) For a period of six years after the Effective Time, the Surviving Corporation (or any successor to the Surviving Corporation) shall indemnify, defend and hold harmless the present and former officers and directors of the Company and the Company Subsidiaries, and persons who become any of the foregoing prior to the Effective Time, against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation, which consent shall not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permissible under applicable provisions of the MBCL, the terms of the Company's articles of organization or bylaws, and under any agreements as in effect at the date hereof (true and correct copies of which have been previously provided to Parent); PROVIDED, HOWEVER, that in the event any claim or claims are asserted or made within such six-year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims.

                  (b) Parent or the Surviving Corporation shall maintain the Company's existing officers' and directors' liability insurance ("D&O INSURANCE") for a period of not less than six years after the Effective Time; PROVIDED, HOWEVER, that Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; PROVIDED, FURTHER, that if the existing D&O Insurance expires or is terminated or cancelled during such period, then Parent or the Surviving Corporation shall use its reasonable best efforts to obtain substantially similar D&O Insurance; PROVIDED, FURTHER, however, that in no event shall Parent be required to pay aggregate premiums for insurance under this Section 7.8(b) in excess of $100,000; and PROVIDED, FURTHER, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 7.8(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain, after consultation with Bob Popeo Sr. (or such person as he may designate), as much insurance (up to the amount of insurance required by this
Section 7.8(b)) as can be obtained for an annual premium not in excess of $100,000 plus any amounts paid to Parent or the Surviving Corporation for the purpose of obtaining such insurance by such former directors and officers after the date hereof.

                  Section 7.9 REASONABLE BEST EFFORTS. (a) Prior to the Closing, upon the terms and subject to the conditions of this Agreement, Purchaser and the Company agree to use their respective reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary and appropriate, under applicable laws to consummate and make effective the Transactions as promptly as practicable including, but not limited to (i) the preparation and filing of all forms, registrations and notices required to be filed to consummate the Transactions and the taking of such actions as are necessary to obtain any requisite approvals, consents, orders, exemptions or waivers by any third party or Governmental Entity, and
(ii) the satisfaction of the other parties' conditions to Closing. In addition, no party hereto shall take any action after the date hereof that would reasonably be expected to materially delay the obtaining of, or result in not obtaining, any permission, approval or consent from any Governmental Entity necessary to be obtained prior to Closing.

                  (b) Prior to the Closing, each party shall promptly consult with the other parties hereto with respect to, provide any necessary information with respect to, and provide the other (or its counsel) copies of, all filings made by such party with any Governmental Entity or any other information supplied by such party to a Governmental Entity in connection with this Agreement and the Transactions. Each party hereto shall promptly inform the other of any communication from any Governmental Entity regarding any of the Transactions unless otherwise prohibited by law. If any party hereto or affiliate thereof receives a request for additional information or documentary material from any such Government Entity with respect to the Transactions, then such party shall endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response in compliance with such request. To the extent that transfers, amendments or modifications of Permits (including environmental Permits) are required as a result of the execution of this Agreement or consummation of the Transactions, the Company shall use its reasonable best efforts to effect such transfers.

                  (c) For purposes of this Section 7.9, "reasonable best efforts" of Parent shall not require Parent to agree to any prohibition, limitation, or other requirement which would prohibit or materially limit the ownership or operation by the Company or any of the Company Subsidiaries, or by Parent, Purchaser or any of Parent's subsidiaries of all or any portion of the business or assets of the Company or any of the Company Subsidiaries or Parent or any of its Subsidiaries, or compel Purchaser, Parent or any of Parent's subsidiaries to dispose of or hold separate all or any portion of the business or assets of the Company or any of the Company Subsidiaries or Parent or any of its Subsidiaries. The Company shall not agree to any such prohibition, limitation, or other requirement without the prior written consent of Parent. Without limiting the foregoing, nothing in this Agreement shall require Purchaser to defend against any litigation brought by any Governmental Entity seeking to prevent the consummation of the Transactions.

                  Section 7.10 STATE TAKEOVER LAWS. If any state takeover statute becomes or is deemed to become applicable to the Company, the Offer, the acquisition of Shares pursuant to the Offer, or the Merger, then the Company Board of Directors shall take all action necessary to render such statute inapplicable to the foregoing.

                  Section 7.11 RECOGNITION OF SERVICE. Purchaser shall take all necessary actions to provide that, with respect to any benefits, coverages, benefit plans or arrangements provided to Continuing Employees on or after the Closing Date, (i) service accrued by Continuing Employees during employment with Company or a Company Subsidiary prior to the Closing Date shall be recognized for purposes of eligibility for and vesting of benefits and for the purposes of determining a Continuing Employee's number of vacation, sick or PTO days or, if applicable, severance payments, to the extent such service was recognized under comparable plans of the Company or a Company Subsidiary, (ii) any and all pre-existing condition limitations (to the extent such limitations did not apply to a pre-existing condition under the applicable Plan) and eligibility waiting periods under any group health plan shall be waived with respect to such Continuing Employees and their eligible dependents, and (iii) Continuing Employees shall be given credit for amounts paid under a Plan during the applicable period for purposes of applying deductibles, co-payments and out-of-pocket maximums as though such amounts had been paid in accordance with the terms and conditions of the employee welfare plans in which any Continuing Employee becomes entitled to participate, provided, however, that nothing in this Section 7.11 shall require the payment of duplicative benefits. Nothing in this Section 7.11, whether express or implied, shall confer upon any Person who is not a party to this Agreement, including any Continuing Employee, any right to employment or recall, any right to continued employment, any right to compensation or benefits, or any other right of any kind or nature whatsoever. Purchaser will cause the Company to honor severance policies of the Company which are (i) in existence on the date hereof, (ii) previously provided to Purchaser and (iii) listed on Section 4.13 of the Company Disclosure Schedule.

                  Section 7.12 INTERIM DIRECTORS. Pursuant to Section 2.3(b), the Company shall use its reasonable best efforts to cause a sufficient number of its current directors to continue as Independent Directors of the Company until the Effective Time.

                  Section 7.13 TAX TREATMENT OF CANCELLATION OF OPTIONS. Parent, Purchaser and the Company shall, for Federal income tax purposes, treat any Tax deduction attributable to the cancellation of the Option Plans on the Option Cancellation Date as being entirely allocable to the Company's taxable year ending on such date and shall not treat such deductions as allocable to any date after the Option Cancellation Date pursuant to Treasury Regulation ss. 1.1502-76(b)(1)(ii).

                  Section 7.14 AFFILIATES' LOANS. At the time of payment for the Shares in the Offer, the Company shall deliver to Purchaser a certificate signed by its chief financial officer which states that any and all loans and other Indebtedness (including principal and interest) owed by any stockholder, director or executive officer of the Company have been repaid in full.


                                  ARTICLE VIII

                                   CONDITIONS

                  Section 8.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS TO EFFECT THE MERGER. The respective obligations of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by Parent, Purchaser and the Company, as the case may be, to the extent permitted by applicable law:

                  (a) STOCKHOLDER APPROVAL. The Merger and this Agreement shall have been approved and adopted by the requisite vote of the holders of the Shares, to the extent required pursuant to the requirements of the Company's articles of organization or bylaws and the MBCL; PROVIDED, HOWEVER, that neither Parent or Purchaser may assert this condition if either of them or any of their Affiliates shall have failed to vote all Shares held by it in favor of the adoption of this Agreement and the Merger and the Company may not assert this condition if it shall have failed to fulfill its obligations under Section 2.9.

                  (b) STATUTES; COURT ORDERS. No statute, rule or regulation shall have been enacted or promulgated by any Governmental Entity which prohibits the consummation of the Merger, and there shall be no order or injunction of a court of competent jurisdiction in effect preventing consummation of the Merger; provided, however, that prior to invoking this condition, the party so invoking this condition shall have complied with its obligations under Section 7.9 and the parties herewith shall have used their reasonable best efforts to lift or remove such order or injunction;

                   (c) PURCHASE OF SHARES IN OFFER. Purchaser shall have purchased, or caused to be purchased, Shares pursuant to the Offer; PROVIDED, HOWEVER, that this condition shall be deemed to have been satisfied with respect to the obligation of Parent and Purchaser to effect the Merger if Purchaser fails to accept for payment or pay for Shares validly tendered pursuant to the Offer in violation of the terms of the Offer or of this Agreement; and

                  (d) HSR APPROVAL. The applicable waiting period under the HSR Act shall have expired or been terminated.

                  Section 8.2 CONDITIONS TO OBLIGATIONS OF PARENT AND PURCHASER TO EFFECT THE MERGER. The obligations of Parent and Purchaser to effect the Merger shall be subject to the additional condition, which may be waived in whole or in part by Parent or

Purchaser to the extent permitted by applicable law, that all actions contemplated by Section 3.4 herein shall have been taken.


                                   ARTICLE IX

                                   TERMINATION

                  Section 9.1 TERMINATION. This Agreement may be terminated and the Transactions may be abandoned at any time before the Effective Time, whether before or after stockholder approval thereof:

                  (a) By mutual written consent of Parent and the Company;

                  (b) By Parent if the Minimum Condition shall not have been satisfied by the Expiration Date (including any extensions thereof); PROVIDED, HOWEVER, that Parent shall not be entitled to terminate this Agreement pursuant to this Section 9.1(b) if it or Purchaser is in material breach of its representations and warranties, covenants or other obligations under this Agreement and such breach has been the cause of such failure to satisfy the Minimum Condition;

                  (c) By either Parent or the Company (i) if a court of competent jurisdiction or other Governmental Entity shall have issued an order, decree or ruling or taken any other action, in each case permanently restraining, enjoining or otherwise prohibiting any of the Transactions or the Tender and Voting Agreements, (ii) prior to the purchase of Shares pursuant to the Offer, if there has been a breach by the other party of any representation, warranty, covenant or agreement set forth in this Agreement, which breach shall result in any Offer Condition not being satisfied on the Expiration Date (and such breach is not reasonably capable of being cured and such condition is not reasonably capable of being satisfied within 10 days after the receipt of notice thereof), or (iii) if the Offer has not been consummated by October 31, 2002 (the "TERMINATION DATE") or such later date as the Offer may have been extended by Purchaser in accordance with Section 2.1(a); PROVIDED, HOWEVER, that the right to terminate this Agreement pursuant to this clause (iii) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of the Offer to be consummated by such date;

                  (d) By Parent, at any time prior to the purchase of the Shares pursuant to the Offer, if (i) the Company Board of Directors shall have withdrawn, modified, or changed its recommendation in respect of this Agreement or the Offer in a manner adverse to the Transactions, to Parent or to Purchaser,
(ii) the Company Board of Directors shall have recommended any proposal other than by Parent or Purchaser in respect of an Acquisition Proposal, (iii) the Company shall have exercised a right with respect to a Superior Proposal referenced in Section 6.2(b) and shall, directly or through its representatives, continue discussions with any third party concerning a Superior Proposal for more than 10 Business Days after the date of receipt of such Superior Proposal,
(iv) an Acquisition Proposal that is publicly disclosed shall have been commenced, publicly proposed or communicated to the Company which contains a


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proposal as to price (without regard to whether such proposal specifies a specific price or a range of potential prices) and the Company shall not have rejected such proposal within 10 Business Days of its receipt or, if sooner, after its existence first becomes publicly disclosed, (v) the Company shall have materially violated or breached any of its obligations under Section 6.2, or
(vi) the Company Board of Directors shall have approved any transaction other than the Transactions under Chapters 110C or 110F of the MCRL;

                  (e) At any time prior to the acceptance for payment of Shares in the Offer, by the Company in order to enter into a letter of intent, agreement-in-principle, acquisition agreement or other similar agreement (each, an "ACQUISITION AGREEMENT") with respect to a Superior Proposal; PROVIDED, that prior to any such termination, (i) the Company has provided Parent with written notice that it intends to terminate this Agreement pursuant to this Section 9.1(e), identifying the Superior Proposal then determined to be more favorable and the parties thereto and delivering a copy of the Acquisition Agreement for such Superior Proposal in the form to be entered into, (ii) during the period following the delivery of the notice referred to in clause (i) above, during which Parent shall have the right to propose adjustments in the terms and conditions of this Agreement and the Company shall have caused its financial and legal advisors to negotiate with Parent in good faith such proposed adjustments in the terms and conditions of this Agreement, (iii) at least five full Business Days after the Company has provided the notice referred to in clause (i) above, the Company delivers to Parent (A) a written notice of termination of this Agreement pursuant to this Section 9.1(e), and (B) a wire transfer of immediately available funds in the amount of the Termination Fee plus the reasonable out-of-pocket expenses of Parent and Purchaser as set forth in
Section 9.2(b), as the same may have been estimated by Parent in good faith prior to the date of such delivery (subject to an adjustment payment between the parties upon Parent's definitive determination of such expenses), (C) a written acknowledgment from Richard B. DeWolfe that the termination of this Agreement and the entry into the Acquisition Agreement for the Superior Proposal shall cause the option contained in Section 6.1 of the Tender and Voting Agreement to which he is a party to become exercisable by Parent pursuant to the terms thereof, and (D) a written acknowledgment from each other party to such Superior Proposal that it is aware of the substance of each such stockholder's acknowledgment under clause (C) above, and waives any right it may have to contest the matters thus acknowledged by each such stockholder or the validity or enforceability of any of the terms and conditions of this Agreement or the Tender and Voting Agreements;

                  (f) By Parent if, due to an occurrence or circumstance that results in a failure to satisfy any condition set forth in ANNEX A hereto, Purchaser shall have, in accordance with the terms hereof (including any requirement to extend the Offer for any such failures or otherwise) (i) failed to commence the Offer as set forth in Section 2.1 of this Agreement, (ii) terminated the Offer without having accepted any Shares for payment thereunder, or (iii) failed to pay for Shares validly tendered pursuant to the Offer in accordance with the terms thereof, unless such termination or failure to pay for Shares shall have been caused by or resulted from the failure of Parent or Purchaser to perform in any material respect any covenant or agreement of either of them contained in this

Agreement or the material breach by Parent or Purchaser of any representation or warranty of either of them contained in this Agreement; or

                  (g) By the Company if, due to an occurrence or circumstance that results in a failure to satisfy any condition set forth in Annex A hereto, Purchaser shall have, in accordance with the terms hereof (including any requirement to extend the Offer for any such failures or otherwise) (i) failed to commence the Offer as set forth in Section 2.1 of this Agreement, (ii) terminated the Offer without having accepted any Shares for payment thereunder, or (iii) failed to pay for Shares validly tendered pursuant to the Offer in accordance with the terms thereof, unless such termination or failure to pay for Shares shall have been caused by or resulted from the failure of the Company to perform in any material respect any covenant or agreement contained in this Agreement or the material breach by the Company of any representation or warranty of it contained in this Agreement or the failure any of the conditions set forth in paragraphs (d)(iv), (d)(v) or (d)(vii) of Annex A.

                  Section 9.2 EFFECT OF TERMINATION. (a) In the event of the termination of this Agreement as provided in Section 9.1, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void and there shall be no liability on the part of Parent, Purchaser or the Company, except (i) as set forth in Sections 9.2 and
10.3 and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement.

                  (b) If:

                          (i) Parent shall have terminated this Agreement
pursuant to Section 9.1(d),

                          (ii) the Company shall have terminated this Agreement
pursuant to Section 9.1(e), or

                          (iii) (A) Parent shall have terminated this Agreement
pursuant to Section 9.1(b), (c)(ii) or (c)(iii), (B) following the date hereof but prior to such termination there shall have been an Acquisition Proposal Interest and (C) concurrently with such termination, or within 12 months thereafter, the Company enters into a merger agreement, acquisition agreement or similar agreement (including a letter of intent) with respect to an Acquisition Proposal, or an Acquisition Proposal is consummated; PROVIDED, in either case, that such Acquisition Proposal is with the same Person (or an Affiliate of such Person) that made the Acquisition Proposal Interest referred to in clause (B) above, then the Company shall pay to Parent promptly, but in no event later than two Business Days, after (x) the date of such termination if pursuant to Section 9.1(d) or Section 9.1(e) or (y) the earlier of the execution of an agreement with respect to an Acquisition Proposal or the consummation of an Acquisition Proposal if pursuant to Section 9.1(b), Section 9.1(c)(ii) or Section 9.1(c)(iii), a termination fee (the "TERMINATION FEE") of $5,250,000 plus an amount equal to the documented, reasonable out-of-pocket expenses incurred by

Parent and Purchaser not to exceed $500,000 in connection with the Offer, the Merger, this Agreement and the consummation of the Transactions, which amount shall be payable by wire transfer to such account as Parent may designate in writing to the Company. The Company shall not withhold any amounts on any payment under this Section 9.2.


                                    ARTICLE X

                                  MISCELLANEOUS

                  Section 10.1 AMENDMENT AND MODIFICATION. Subject to applicable law and as otherwise provided in the Agreement, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors or equivalent governing bodies, but, after the purchase of Shares pursuant to the Offer, no amendment shall be made which decreases the Merger Consideration and, after the approval of this Agreement by the stockholders, no amendment shall be made which by law requires further approval by such stockholders without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                  Section 10.2 NON-SURVIVAL OF REPRESENTATIONS AND WARRANTIES. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the acceptance for payment, and payment for, the Shares by Purchaser pursuant to the Offer.

                  Section 10.3 EXPENSES. Except as expressly set forth in
Section 9.2(b), all fees, costs and expenses incurred in connection with this Agreement and the Transactions shall be paid by the party incurring such fees, costs and expenses.

                  Section 10.4 NOTICES. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by a nationally recognized overnight courier service, such as Federal Express (providing proof of delivery), to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                       (a) if to Parent or Purchaser, to:

                           NRT Incorporated
                           339 Jefferson Road
                           Parsippany, NJ  07054
                           Attention:  Ken D. Hoffert, Esq.
                           Telephone:  973-240-5000
                           Facsimile:  973-240-5052
                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           Four Times Square
                           New York, New York  10036
                           Attention:  Thomas W. Greenberg, Esq.
                           Telephone:  (212) 735-3000
                           Facsimile:  (212) 735-2000

                           and

                       (b) if to the Company, to:

                           The DeWolfe Companies, Inc.
                           80 Hayden Avenue
                           Lexington, MA  02421-7962
                           Attention:  Robert McCauley, Esq.
                           Telephone:  (781) 402-5082
                           Facsimile:  (781) 860-7471

                           with a copy to:

                           Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center
                           Boston, Massachusetts 02110
                           Attention:  Richard R. Kelly, Esq.
                           Telephone:  (617) 348-1668
                           Facsimile:  (617) 542-2241

                  Section 10.5 INTERPRETATION. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation."

                  Section 10.6 COUNTERPARTS. This Agreement may be signed in counterparts, which together shall constitute one original of this Agreement. This Agreement shall become effective when each party hereto has received counterparts thereof signed by the other parties hereto.

                  Section 10.7 ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement and the Confidentiality Agreement:

                  (a) constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and oral, among the parties or any of them with respect to the subject matter hereof and thereof (provided that the provisions of this Agreement shall supersede any conflicting provisions of the Confidentiality Agreement), and

                  (b) except as provided in Section 7.8, is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

                  Section 10.8 SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

                  Section 10.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  Section 10.10 ASSIGNMENT. This Agreement shall not be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that Purchaser may assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to (i) Parent and/or one or more direct or indirect wholly-owned Subsidiaries of Parent (each, an "ASSIGNEE"). Any such Assignee may thereafter assign, in its sole discretion and without the consent of any other party, any or all of its rights, interests and obligations hereunder to one or more additional Assignees. Subject to the preceding sentence, but without relieving any party hereto of any obligation hereunder, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  IN WITNESS WHEREOF, Parent, Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.

                                      NRT INCORPORATED


                                      By: /s/ Thomas J. Freeman
                                         ---------------------------------------
                                         Name:  Thomas J. Freeman
                                         Title: Senior Vice President



                                      TIMBER ACQUISITION CORPORATION


                                      By: /s/ Thomas J. Freeman
                                         ---------------------------------------
                                         Name:  Thomas J. Freeman
                                         Title: Senior Vice President



                                      THE DEWOLFE COMPANIES, INC.


                                      By: /s/ Paul J. Harrington
                                         ---------------------------------------
                                         Name:  Paul J. Harrington
                                         Title: President

                                                                         ANNEX A


                                OFFER CONDITIONS

                  Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any validly tendered Shares if at the Expiration Date:

                  (a) the Minimum Condition shall not have been satisfied;

                  (b) any applicable waiting period under the HSR Act shall not have not expired or been terminated;

                  (c) the Merger Agreement shall have been terminated in accordance with its terms; or

                  (d) any of the following conditions shall exist:

                          (i) there shall be threatened or pending any suit,
action or proceeding by any Governmental Entity against Purchaser, Parent, the Company or any Company Subsidiary (A) seeking to prohibit or impose any material limitations on Parent's or Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's and the Company Subsidiaries' businesses or assets, taken as a whole, or to compel Parent or Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (B) challenging the acquisition by Parent or Purchaser of any Shares under the Offer, seeking to restrain or prohibit the making or consummation of the Transactions, or seeking to obtain from the Company, Parent or Purchaser by reason of any of the Transactions, any material damages, (C) seeking to impose material limitations on the ability of Purchaser, or render Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (D) seeking to impose material limitations on the ability of Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders; or (E) which otherwise is reasonably likely to have a Material Adverse Effect;

                          (ii) there shall be any statute, rule, regulation,
judgment, order or injunction enacted, entered, enforced, promulgated or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the

Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (A) through (E) of paragraph
(d)(i) above;

                          (iii) (A) any of the following shall have occurred:
(1) any general suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange, the American Stock Exchange or the NASDAQ Stock Market for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (2) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory), (3) a commencement or material worsening of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States or any terrorist activities, (4) any limitation (whether or not mandatory) by any Governmental Entity on the extension of credit generally by banks or other financial institutions, or (5) a change in general financial, bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States to extend credit or syndicate loans, and (B) such occurrence has had or would reasonably be expected to have a Material Adverse Effect;

                          (iv) (A) any of the representations and warranties of
the Company contained in the Merger Agreement (other than those contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.16, 4.23 and 4.35),
disregarding all such qualifications and exceptions contained therein using the terms "material" or "Material Adverse Effect", shall not be true and correct in all respects, except for any failures to be true and correct in all respects as would not, taken individually or in the aggregate with any inaccuracies of the other representations and warranties of the Company contained in the Merger Agreement, have or reasonably be expected to have a Material Adverse Effect, (B) any of the representations and warranties of the Company contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.16, 4.23 and 4.35 that are qualified as to Material Adverse Effect shall be true and correct in all respects, or (C) any of the representations and warranties of the Company contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.8, 4.9, 4.16, 4.23 and 4.35 that are not so qualified by Material Adverse Effect shall not be true and correct in all material respects, in each case as of the Expiration Date as though made on or as of such date (except for representations and warranties that relate to a specific date or time, which need only be true and correct as of such date or time); provided, however, that for purposes of determining whether the condition contained in this clause (iv) shall exist, the term "Material Adverse Effect" shall not include any fact, change, event, effect or circumstance resulting from sales associates or office managers terminating, or giving notice of their intent to terminate, their affiliation with the Company or any of the Company Subsidiaries following the date of the Merger Agreement, but only to the extent that any such termination or notice of termination is the result of actions taken by Parent or Purchaser in connection with meetings with, or announcements or other communications by Parent or Purchaser (whether written or oral) to, such sales associates or office managers following the announcement of the transactions contemplated by the Merger Agreement;

                          (v) since the date of the Merger Agreement there shall
have occurred any changes, events or occurrences which have had, which are deemed to have had, or which are reasonably likely to have or constitute, individually or in the aggregate, a Material Adverse Effect; provided, however, that for purposes of determining whether the condition contained in this clause
(v) shall exist, the term "Material Adverse Effect" shall not include any fact, change, event, effect or circumstance resulting from sales associates or office managers terminating, or giving notice of their intent to terminate, their affiliation with the Company or any of the Company Subsidiaries following the date of the Merger Agreement, but only to the extent that any such termination or notice of termination is the result of actions taken by Parent or Purchaser in connection with meetings with, or announcements or other communications by Parent or Purchaser (whether written or oral) to, such sales associates or office managers following the announcement of the transactions contemplated by the Merger Agreement;

                          (vi) the Company Board of Directors or any committee
thereof shall have (A) withdrawn, or modified or changed in a manner adverse to the Transactions, to the Parent or to Purchaser (including by amendment of the Schedule 14D-9), its recommendation of the Offer, the Merger Agreement, or the Merger, (B) recommended any Acquisition Proposal, (C) resolved to do any of the foregoing or (D) taken a neutral position or made no recommendation with respect to another proposal or offer (other than by Parent or Purchaser) after a reasonable amount of time (and in no event more than 10 Business Days following receipt thereof) has elapsed for the Company Board of Directors or any committee thereof to review and make a recommendation with respect thereto;

                          (vii) the Company shall have breached or failed, in
any material respect, to perform or to comply with any agreement or covenant to be performed or complied with by it under the Merger Agreement;

                          (viii) Purchaser shall have failed to receive a
certificate executed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, dated as of the expiration date of the Offer, to the effect that the conditions set forth in paragraphs (iv), (v) and (vii) of this Annex A have not occurred;

                          (ix) all consents, Permits and approvals of
Governmental Authorities listed in Section 4.7 of the Company Disclosure Schedule shall not have been obtained;

                          (x) any party to the Tender and Voting Agreements
other than Purchaser and Parent shall have breached or failed to perform any of its covenants or agreements under either of such agreements or breached any of its representations and warranties in any of such agreements, or any of such agreements shall not be valid, binding and enforceable, except for such breaches or failures or failures to be valid, binding and enforceable that do not materially and adversely affect the benefits expected to be received by Parent and Purchaser under the Merger Agreement or the Tender and Voting Agreements; or

                                  (xi) either of the Use of Name Agreements
shall have ceased to be in full force and effect other than by reason of any action taken by Parent or Purchaser.

                  The foregoing conditions are for the sole benefit of Parent and Purchaser, may be asserted by Parent or Purchaser regardless of the circumstances giving rise to such condition, and may be waived by Parent or Purchaser in whole or in part at any time and from time to time and in the sole discretion of Parent or Purchaser, subject in each case to the terms of the Merger Agreement. The failure by Parent or Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and, each such right shall be deemed an ongoing right, which may be asserted at any time and from time to time.